This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration No. 333-287087
SUBJECT TO COMPLETION, DATED JUNE 12, 2026
Preliminary Prospectus Supplement
(To Prospectus dated May 8, 2025)

Viatris Inc.
€  % Senior Notes due
Guaranteed on a senior unsecured basis by Mylan Inc., Mylan II B.V. and Utah Acquisition Sub Inc.
We are offering €   aggregate principal amount of   % Senior Notes due    (the “notes”). The notes will bear interest at a rate of   % per year and will mature on    . We will pay interest on the notes annually in arrears on   of each year, beginning on      , 2027.
We may redeem the notes in whole or in part at any time at the applicable redemption price set forth in this prospectus supplement under “Description of Notes — Optional Redemption.” If a Change of Control Repurchase Event, as described in this prospectus supplement under the heading “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” occurs, we must offer to purchase the notes from holders at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the repurchase date, unless we have exercised our right to redeem the notes.
The notes will be senior unsecured obligations of the Issuer and will be (i) pari passu in right of payment with all existing and future senior indebtedness of the Issuer, (ii) senior in right of payment to all future indebtedness of the Issuer that is expressly subordinated to the notes, (iii) effectively subordinated to all future secured indebtedness of the Issuer to the extent of the value of the collateral securing such indebtedness and (iv) effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the existing and future subsidiaries of the Issuer that do not guarantee the notes.
The notes will initially be fully and unconditionally guaranteed on a senior unsecured basis by Mylan Inc., Mylan II B.V. and Utah Acquisition Sub Inc. The guarantee of each guarantor will be senior unsecured obligations of such guarantor and will be (i) pari passu in right of payment with existing and future senior obligations of such guarantor, (ii) senior in right of payment to all future indebtedness of such guarantor that is expressly subordinated to such guarantee, (iii) effectively subordinated to all future secured indebtedness of such guarantor to the extent of the value of the collateral securing such indebtedness and (iv) effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the existing and future subsidiaries of such guarantor that do not guarantee the notes.
We intend to use the net proceeds from this offering to (i) fund the repayment of any amounts borrowed under the Revolving Credit Facility (as defined herein) in June 2026 in connection with the repayment of the 2026 Senior Notes (as defined herein) and (ii) the remainder, if any, to replenish cash that will be utilized in connection with the repayment of the 2026 Senior Notes, with such cash to be used for general corporate purposes. For a more detailed discussion, see “Summary—Recent Developments—Repayment of 2026 Senior Notes” and “Use of Proceeds.”
Investing in the notes involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in the documents that are incorporated by reference herein for a discussion of certain risks you should consider prior to deciding whether to purchase the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount	Proceeds to Viatris (Before Expenses)
Per note	%	%	%
Total	€	€	€

The public offering price and proceeds to Viatris (before expenses) set forth above do not include accrued interest, if any. Interest on the notes will accrue from    , 2026 and accrued interest must be paid by the purchaser if the notes are delivered after that date.
The notes are a new issue of securities with no established trading market. Application has been made to the Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) for the approval of this document as listing particulars. Application has also been made to Euronext Dublin for the notes to be admitted to the Official List of Euronext Dublin and to trade on the Global Exchange Market, which is the exchange regulated market of Euronext Dublin. The Global Exchange Market is not a regulated market for the purposes of MiFID II and UK MiFIR (as each defined herein). Investors should note that any listing particulars approved by Euronext Dublin would be issued by us solely for the purposes of obtaining a listing of the notes on Euronext Dublin following completion of the offering and issuance of the notes contemplated in this prospectus supplement and such listing particulars should not be relied upon by any person. There can be no assurance that a listing of the notes will be obtained.
The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of Euroclear Bank SA/NV, Belgium (“Euroclear”), as operator of the Euroclear securities settlement system (“Euroclear System”), and Clearstream Banking S.A., Luxembourg (“Clearstream”), on or about   , 2026. See “Underwriting”.
Active Joint Book-Running Managers

BNP PARIBAS	Citigroup	Goldman Sachs & Co. LLC

Passive Joint Book-Running Managers

Barclays	Deutsche Bank	DNB Carnegie

Co-Managers

ING	J.P. Morgan	BofA Securities	Mizuho
Morgan Stanley	PNC Capital Markets LLC	SMBC	Scotiabank
Société Générale Corporate & Investment Banking	Standard Chartered Bank	Academy Securities	R. Seelaus & Co., LLC

The date of this Prospectus Supplement is    , 2026.

Prospectus Supplement
Prospectus
Neither we nor any underwriter have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriter take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the notes and the guarantees. The second part is the accompanying prospectus, dated May 8, 2025, which we refer to in this prospectus supplement as the “accompanying prospectus.” The accompanying prospectus is part of our Registration Statement on Form S-3 (Registration No. 333-287087) (the “Registration Statement”) and contains more general information about the securities we may offer from time to time, some of which does not apply to the notes and the guarantees thereof. The prospectus supplement and the accompanying prospectus also incorporate by reference the information described under “Incorporation of Certain Documents by Reference.” Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined.
We may also provide one or more free writing prospectuses containing material information relating to this offering of the notes. Any free writing prospectus that we provide you may add to, update or change the information in this prospectus or in any documents incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus supplement and the information in any free writing prospectus we provide you in connection with this offering, you should rely on the information in such free writing prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read carefully this prospectus and any free writing prospectus we provide you in connection with this offering, together with the additional information described under “Incorporation of Certain Documents by Reference.”
We are responsible for the information contained in this prospectus, any free writing prospectus we provide you in connection with this offering, and the information incorporated by reference herein or therein. Neither we nor any underwriter has authorized anyone to provide you with information or make any representation that is different from or inconsistent with, or in addition to, such information and neither we nor any underwriter takes any responsibility for, or can provide any assurances as to the reliability of, other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is correct as of any date after the date of the document containing the information. Since the respective dates of such documents, our business, financial condition, results of operations and prospects may have changed. Except as required by law, we undertake no obligation to update any information contained or incorporated by reference herein for revisions or changes after the date of this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.
This prospectus and any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities registered pursuant to the Registration Statement. We are not, and the underwriters are not, making an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction in which, or from any person to whom, it is unlawful to make such an offer or solicitation.
We expect that delivery of the notes will be made against payment therefor on or about    , 2026, which will be the business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+   ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day preceding the closing date will be required, by virtue of the fact that the notes initially will settle T+   , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to one business day before settlement should consult their own advisor.
In this prospectus, unless otherwise indicated herein or the context otherwise indicates, (i) the terms the “Company,” “Viatris,” the “Issuer,” “our,” “us” and “we” refer to Viatris Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the terms mean only Viatris Inc., (ii) the term “Utah Acquisition Sub Inc.” refers to Utah Acquisition Sub Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the term means only Utah Acquisition Sub Inc., (iii) the term “Mylan II B.V.” refers to Mylan II B.V., a private
S-ii

limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the term means only Mylan II B.V., (iv) the term “Mylan Inc.” refers to Mylan Inc., a Pennsylvania corporation, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the term means only Mylan Inc., (v) the term “guarantors” refers to Utah Acquisition Sub Inc., Mylan II B.V. and Mylan Inc. and (vi) the term “Finco” refers to Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands.
References herein to “$” and “U.S. dollars” are to the lawful currency of the United States. References to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted the euro as their currency. The financial information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States.
The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus, and the offering of the notes, in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See applicable notices in “Underwriting—Selling Restrictions.”
S-iii

Prohibitions of Sales to EEA Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of Sales to UK Retail Investors
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.
UK MiFIR Product Governance/Target Market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”) and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Stabilization
IN CONNECTION WITH THIS OFFERING, BNP PARIBAS, AS STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF), MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL; HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME AND WILL BE CARRIED OUT IN COMPLIANCE WITH ALL APPLICABLE LAWS AND RULES. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.
S-iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We “incorporate by reference” certain information into this prospectus supplement from certain documents that Viatris has filed with the U.S. Securities and Exchange Commission (the “SEC”). This information is considered to be part of this prospectus supplement, except for any information that is superseded or modified by information included directly in this prospectus supplement or any free writing prospectus we provide in connection with this offering. This prospectus supplement incorporates by reference the documents set forth below (other than any report or document, or portion of a report or document, that is furnished under applicable SEC rules rather than “filed”, including any information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 to the extent related to Item 2.02 or 7.01, of a Current Report on Form 8-K) that Viatris has previously filed with the SEC. These documents contain important information about us, including our financial condition, results of operations and descriptions of our businesses:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”), filed with the SEC on February 26, 2026;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Q1 2026 Form 10-Q”), filed with the SEC on May 7, 2026;
•	the information specifically incorporated by reference into Part III of our 2025 Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2026; and
•
our Current Reports on Form 8-K filed with the SEC on February 3, 2026, February 26, 2026 (other than Item 2.02 and the related Item 9.01), May 4, 2026 (other than Item 7.01 and the related Item 9.01), May 7, 2026 (other than Item 2.02 and the related Item 9.01) and May 15, 2026.

In addition, we hereby further incorporate by reference into this prospectus additional documents that Viatris may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on and after the date of this prospectus supplement until all of the notes offered pursuant to this prospectus supplement have been sold or the offering of such notes hereunder has been terminated (other than any report or document, or portion of a report or document, that is furnished under applicable SEC rules rather than “filed”).
Any statement contained herein or in any document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
You can obtain any of the documents incorporated by reference into this prospectus from the SEC, through the SEC’s website at www.sec.gov, through our website at www.viatris.com, or from us by requesting them in writing or by telephone at the following address. The contents of the SEC’s website and our website are not incorporated by reference in this prospectus supplement (except for the information expressly incorporated herein by reference as described above in this section) and shall not be deemed “filed” under the Exchange Act.
Viatris Inc.
Attention: Investor Relations
1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317
Tel: (724) 514-1800
We will furnish without charge to each person, including any beneficial owner of our securities, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus, excluding any exhibits other than those that are specifically incorporated by reference into this prospectus supplement.
S-v

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the offering of securities registered hereunder, the goals or outlooks with respect to the Company’s strategic initiatives and priorities, including but not limited to divestitures, acquisitions, strategic alliances, collaborations or other potential transactions; the anticipated benefits of such strategic initiatives or priorities or restructuring activities; future opportunities for the Company and its products; the outcomes of clinical trials and research studies; R&D and new product development; and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, share repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, imperatives, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock value, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:
•	the possibility that the Company may not realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives and priorities;
•
the possibility that the Company may be unable to achieve the intended or expected benefits of its enterprise-wide strategic review and related cost-saving and restructuring activities within the expected timeframe or at all;

•
the possibility that the Company may be unable to achieve intended or expected benefits in connection with divestitures, acquisitions, strategic alliances, collaborations or other transactions or restructuring programs, within the expected timeframes or at all;

•	goodwill or impairment charges or other losses;
•	success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products;
•
any changes in or difficulties with the Company’s manufacturing facilities, including with respect to short- or long-term shutdowns, inspections, remediation and restructuring activities, supply chain continuity, inventory management, or the ability to meet anticipated demand;

•	the Company’s failure to achieve expected or targeted future financial and operating performance and results;
•	the potential impact of natural or man-made disasters, public health outbreaks, fires, accidents, weather, unrest or other emergencies in regions where we or our partners or suppliers operate;
•	actions and decisions of healthcare and pharmaceutical regulators;
•
changes in relevant laws, regulations and policies and/or the application or implementation thereof, including but not limited to tax, healthcare and pharmaceutical laws, regulations and policies globally;

•	the ability to attract, motivate and retain key personnel;
•	the Company’s liquidity, capital resources and ability to obtain financing;
•	any regulatory, legal or other impediments to the Company’s ability to bring new products to market;
•	products in development that receive regulatory approval may not achieve expected levels of market acceptance, efficacy or safety;
•	longer review, response and approval times as a result of evolving regulatory priorities and reductions in personnel at health agencies;
S-vi

•	the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company;
•	any significant breach of data security or data privacy or disruptions to our IT systems;
•	risks associated with having significant operations globally;
•	the ability to protect intellectual property and preserve intellectual property rights;
•	changes in third-party relationships;
•
the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following an adverse regulatory action, acquisition or divestiture;

•	the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products;
•	changes in the economic and financial conditions of the Company or its partners;
•	uncertainties regarding future demand, pricing and reimbursement for the Company’s products;
•
uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, wars or other conflicts, potential for adverse impacts from future tariffs and trade restrictions, inflation rates and global exchange rates;

•
inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and related standards or on an adjusted basis; and

•	the other risks and uncertainties included or incorporated by reference herein.
For more detailed information on the risks and uncertainties associated with Viatris, see the risks described under “Risk Factors” in our 2025 Form 10-K, which is incorporated by reference into this prospectus supplement, as updated by subsequent annual, quarterly and other reports or documents we file with the SEC that are incorporated by reference herein, as well as the risks set forth under “Risk Factors” in this prospectus supplement.
You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. The contents of the SEC’s website and our website are not incorporated by reference in this prospectus supplement (except for the information expressly incorporated herein by reference as described in “Incorporation of Certain Documents by Reference”) and shall not be deemed “filed” under the Exchange Act. Viatris undertakes no obligation to update any statements herein for revisions or changes after the filing date of this prospectus supplement other than as required by law.
S-vii

SUMMARY
This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein, which are described in the accompanying prospectus under “Where You Can Find More Information,” and in this prospectus supplement and the accompanying prospectus under “Incorporation of Certain Documents by Reference,” prior to deciding whether to purchase the notes. For purposes of the section below, “Summary — Viatris Inc.,” references to “Viatris,” “the Company,” “we,” “us,” and “our” are to Viatris Inc. and its consolidated subsidiaries.
Viatris Inc.
Viatris is a global healthcare company whose breadth and scale we believe make it uniquely positioned to address healthcare needs globally. With a mission to empower people worldwide to live healthier at every stage of life, Viatris supplies high-quality medicines to approximately 1 billion patients around the world each year. The Company has a global footprint, an extensive portfolio of medicines that is well-diversified across therapeutic areas, a one-of-a-kind global supply chain designed to reach more people when and where they need them, and the scientific expertise to address some of the world’s most enduring health challenges.
Viatris’ executive management team is focused on ensuring that the Company is optimally structured and efficiently resourced to deliver sustainable value to patients, shareholders, customers and other key stakeholders. The Company operates in more than 165 countries and territories with approximately 30,000 employees. The Company has 27 manufacturing, packaging and distribution sites worldwide, approximately 1,300 approved molecules, and what we believe is industry leading commercial, R&D, regulatory, manufacturing, legal and medical expertise. Viatris’ portfolio consists of generics (including complex products), globally recognized iconic brands, and an expanding portfolio of innovative medicines. Viatris is headquartered in the U.S., with global centers in Pittsburgh, Pennsylvania, Shanghai, China and Hyderabad, India.
Recent Developments
Repayment of 2026 Senior Notes
On June 15, 2026, we will repay at maturity the entire $1.675 billion of outstanding principal amount of the 3.950% Senior Notes due 2026 issued by Utah Acquisition Sub Inc. (the “2026 Senior Notes”), which we will fund with borrowings under the Revolving Credit Facility and cash on hand. We refer to this repayment, including the related borrowings and use of cash on hand, as the “2026 Senior Notes Transactions.”
YEN Term Loan Facility
As of March 31, 2026, we had outstanding borrowings of $252 million under our ¥40 billion Existing Yen Term Loan Facility (as defined herein), which matures on July 1, 2026. We expect to enter into a new ¥40 billion term loan facility (the “New Yen Term Loan Facility”) on or about the maturity date for the Existing Yen Term Loan Facility, which New Yen Term Facility would replace the Existing Yen Term Loan Facility. We expect the New Yen Term Loan Facility to mature on July 1, 2029. The New Yen Term Loan Facility has not been finalized and is subject to change; there can be no assurance we will enter into the New Yen Term Loan Facility on the terms described herein or at all. We refer to this replacement of the Existing Yen Term Loan Facility with the New Yen Term Loan Facility as the “New Yen Term Loan Facility Transactions.”

The Offering
The following is a brief summary of certain terms and conditions of the notes and the guarantees. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus.
Issuer
Viatris Inc.
Notes Offered
€    aggregate principal amount of    % Senior Notes due (the “notes”).
Maturity Date
   .
Interest Rate and Payment
Interest on the notes will accrue at the rate of    % per annum. Interest on the notes will be paid annually on       of each year, beginning on    , 2027.
Guarantees
The notes will initially be fully and unconditionally guaranteed on a senior unsecured basis by Mylan Inc., Mylan II B.V. and Utah Acquisition Sub Inc. In the future, certain subsidiaries of the Issuer may be required to become guarantors of the notes under certain circumstances as described herein.
The guarantee of any guarantor may be released under certain circumstances without the consent of the holders of the notes or upon receipt of the consent of the holders of a majority of the aggregate principal amount of the outstanding notes.
For additional information, see Description of Notes—Notes Guarantees” in this prospectus supplement and “Enforceability of Civil Liabilities” and “Certain Insolvency Law Considerations” in the accompanying prospectus.
Ranking
The notes will be senior unsecured obligations of the Issuer and will be:
•
pari passu in right of payment with all existing and future senior indebtedness of the Issuer;
•
senior in right of payment to all future indebtedness of the Issuer that is expressly subordinated to the notes;
•
effectively subordinated to all future secured indebtedness of the Issuer to the extent of the value of the collateral securing such indebtedness; and
•
effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the existing and future subsidiaries of the Issuer that do not guarantee the notes.
The guarantee of each guarantor will be senior unsecured obligations of such guarantor and will be:
•
pari passu in right of payment with existing and future senior obligations of such guarantor;

•
senior in right of payment to all future indebtedness of such guarantor that is expressly subordinated to such guarantee;
•
effectively subordinated to all future secured indebtedness of such guarantor to the extent of the value of the collateral securing such indebtedness; and
•
effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the existing and future subsidiaries of such guarantor that do not guarantee the notes.
See “Description of Notes—Ranking.”
As of March 31, 2026, (i) the amount of indebtedness of the Issuer and the guarantors was approximately $14.3 billion, of which none was subordinated and none was secured and (ii) the total liabilities of the Issuer’s subsidiaries that will not initially be guarantors of the notes (other than Finco), including trade payables, was approximately $7.0 billion. In addition, as of March 31, 2026, (i) the Issuer and the guarantors had an additional $3.5 billion of borrowing capacity under the Revolving Credit Facility and (ii) subsidiaries of the Issuer that will not initially be guarantors of the notes (other than Finco) had an additional $549 million of borrowing capacity under the Receivables Facility. These amounts do not give effect to the 2026 Senior Notes Transactions, the New Yen Term Loan Facility Transactions, the issuance of the notes in this offering or the use of proceeds from this offering, as described in “Summary—Recent Developments” and “Use of Proceeds.” For additional financial information related to the Issuer and the guarantors, see “Management’s Discussion and Analysis of Financial Condition And Results of Operations” in our 2025 Form 10-K and Q1 2026 Form 10-Q, each of which is incorporated by reference into this prospectus supplement.
Certain Covenants
The notes will be issued under an indenture (the “indenture”) containing covenants that, among other things, will restrict the Issuer’s ability and the ability of certain of the Issuer’s subsidiaries to:
•
enter into certain sale leaseback transactions;
•
create certain liens;
•
guarantee certain of the Issuer’s outstanding obligations without also guaranteeing the Issuer’s obligations under the notes; and
•
with respect to the Issuer only, consolidate, merge or sell all or substantially all of the Issuer’s consolidated assets.

These covenants will be subject to a number of important exceptions and qualifications.
See “Description of Notes — Certain Covenants” in this prospectus supplement and “Description of Debt Securities and Guarantees — Consolidation, Merger or Sale of Assets” in the accompanying prospectus.
Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined herein) occurs, we must offer to purchase the notes from holders at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the repurchase date, unless we have exercised our right to redeem the notes. See “Description of Notes — Purchase of Notes upon a Change of Control Repurchase Event” in this prospectus supplement.
Optional Redemption
We may redeem the notes in whole or in part at any time prior to    (the date that is    month(s) prior to the maturity date of the notes) (the “Par Call Date”) at a “make-whole” redemption price and at any time on or after the    Par Call Date at 100% of the principal amount, in each case, plus accrued and unpaid interest to, but excluding, the redemption date.
Additional Amounts
We will, subject to certain exceptions and limitations, pay additional amounts on the notes in respect of any required withholding or deduction for any present or future tax, assessment or other governmental charge imposed by any Relevant Taxing Jurisdiction (as defined in “Description of Notes — Payment of Additional Amounts”), as will result in receipt by holders of notes of such amounts as they would have received had no such withholding or deduction been required. See “Description of Notes — Payment of Additional Amounts.”
Redemption of Notes for Tax Reasons
We may redeem all but not part of the notes in the event of certain changes in the tax laws of a Relevant Taxing Jurisdiction that would require us to pay additional amounts as described under “Description of Notes — Payment of Additional Amounts.” This redemption would be at 100% of the principal amount of, together with accrued and unpaid interest on, the notes to the date fixed for redemption. See “Description of Notes — Redemption for Tax Reasons.”
Currency
All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of Notes — Issuance in Euro” and “Currency Conversion.”
Denominations
The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Book-Entry Form
The notes will be represented by one or more global securities in registered form without interest coupons attached. Each such global note will be deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Beneficial interests in the global securities will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear. Except in limited circumstances notes will not be issued in certificated form or exchanged for interests in global securities. See “Description of Notes— General” in this prospectus supplement and “Description of Debt Securities and Guarantees— Global Securities” in the accompanying prospectus.
Trustee
The Bank of New York Mellon.
Paying Agent and Registrar
In connection with the issuance of the notes, The Bank of New York Mellon, London Branch will initially act as paying agent for the notes, and the Trustee will initially act as transfer agent, registrar and trustee for the notes. We may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.
Governing Law
New York.
Listing and Trading
Application has been made for the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market, which is the exchange regulated market of Euronext Dublin. The Global Exchange Market is not a regulated market for the purposes of MiFID II and UK MiFIR. No assurance can be given that this application will be granted.
Use of Proceeds
We estimate that the net proceeds to us from the sale of the notes will be approximately €    (after deducting the underwriting discounts and our offering expenses). We intend to use the net proceeds from this offering to (i) fund the repayment of any amounts borrowed under the Revolving Credit Facility in June 2026 in connection with the repayment of the 2026 Senior Notes and (ii) the remainder, if any, to replenish cash that will be utilized in connection with the repayment of the 2026 Senior Notes, with such cash to be used for general corporate purposes. See “Summary—Recent Developments—Repayment of 2026 Senior Notes” and “Use of Proceeds” in this prospectus supplement.
Conflicts of Interest
Affiliates of certain underwriters are lenders under our Revolving Credit Facility. Any amounts borrowed under the Revolving Credit Facility in connection with the repayment of the 2026 Senior Notes will be repaid using net proceeds from this offering and, as a result, such affiliates may receive in excess of 5% of the net proceeds from this offering, not including underwriting compensation. The receipt by any underwriter and its affiliates of an aggregate amount in excess of 5% of the net proceeds from this offering would constitute a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) for each such underwriter. Consequently, this offering will be conducted in accordance with the applicable requirements of FINRA Rule 5121. See “Use of Proceeds” and “Underwriting—Conflicts of Interest.”
Risk Factors
See “Risk Factors” beginning on page S-7 and the other information included or incorporated by reference in this prospectus for a discussion of certain risks you should carefully consider before deciding whether to purchase the notes
ISIN and Common Code
ISIN: XS3325429580
Common Code: 332542958
Legal Entity Identifier of the Issuer
254900ZZTSW7NL773X71

RISK FACTORS
Investing in the notes involves risks. Before deciding whether to purchase the notes, you should carefully consider the risks described under “Risk Factors” in our 2025 Form 10-K, which is incorporated by reference into this prospectus supplement, as updated by subsequent annual, quarterly and other reports or documents we file with the SEC that are incorporated by reference herein, as well as the risks set forth below. You should also carefully consider the other information included in this prospectus or any free writing prospectus and other information incorporated by reference herein or therein. Each of these risks could result in a decrease in the value of the notes and your investment therein. Although we have tried to discuss what we believe are key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance or the value of the notes. The information contained in, and incorporated by reference into, this prospectus and any free writing prospectus includes forward-looking statements that involve risks and uncertainties, and we refer you to the “Cautionary Language Regarding Forward-Looking Statements” section in this prospectus supplement.
Risks Related to Investment in the Notes
The indenture will not restrict the amount of additional indebtedness or other obligations that the Issuer or its subsidiaries may incur.
The indenture will not place any limitation on the amount of unsecured indebtedness or other obligations that the Issuer or its subsidiaries (including subsidiaries that will not be guarantors of the notes) may incur. The incurrence by the Issuer or its subsidiaries of additional indebtedness or other obligations may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, reducing the market prices of the notes and causing a risk that the credit ratings of the notes will be lowered or withdrawn. If the Issuer or a guarantor incurs any additional indebtedness or other obligations that ranks equally with the notes or the guarantees thereof, the holders of that indebtedness or other obligations will be entitled to share ratably with the holders of the notes or the guarantees, as applicable, in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Issuer’s or guarantors’ respective businesses. See also “—The notes and guarantees will be structurally subordinated to all existing and future liabilities of our non-guarantor subsidiaries.”
Our credit ratings may not reflect all of the risks of investing in the notes, and could be downgraded, revised or withdrawn at any time.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. These credit ratings may not reflect the potential impact of all risks relating to the notes. Credit ratings are not a recommendation to buy, sell or hold the notes and may be downgraded, revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. Neither we, the trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the notes of any change in ratings. Any downgrade, revision or withdrawal, or anticipated downgrade, revision or withdrawal, of credit ratings could adversely affect the market prices of the notes.
The Issuer is a holding company, with its only material assets consisting of its ownership interests in its subsidiaries.
The Issuer is a holding company, with its only material assets consisting of its ownership interests in its subsidiaries. The Issuer’s subsidiaries conduct substantially all of the operations necessary to fund the Issuer’s payment obligations on the notes and the Issuer’s other indebtedness. The Issuer’s subsidiaries are separate and distinct legal entities that (other than the guarantors) have no obligation to pay any amounts due pursuant to the notes or to make any funds available (whether by dividends, loans or other payments) to the Issuer or the guarantors to satisfy their respective obligations in respect of the notes and the guarantees thereof.
The Issuer’s ability to make payments on the notes and its other indebtedness will depend on the Issuer’s subsidiaries’ cash flow and their payment of funds to the Issuer. The Issuer’s subsidiaries’ ability to make payments to the Issuer will depend on:
•	their earnings;
•	covenants contained in our debt agreements and the debt agreements of our subsidiaries;

•	covenants contained in other agreements to which we or our subsidiaries are or may become subject;
•	business and tax considerations; and
•	applicable law, including state laws regulating the payment of dividends and distributions.
We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to the Issuer or that any distributions and/or payments will be adequate to pay principal and interest, and any other payments, on the notes and the Issuer’s other indebtedness when due.
We may be unable to generate the cash flow to service our debt obligations, including the notes.
We cannot assure you that our future cash flow will be sufficient to allow us to meet our payment obligations on our debt, including the notes. Our ability to generate cash flow from operations to make scheduled payments on our debt, including the notes, will depend on our future financial and operating performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, such as general economic and financial conditions, conditions in the pharmaceutical industry, regulatory developments, downturns in the global economy in general or the actions and performance of our competitors. Our ability to generate cash flow to meet our payment obligations under our debt, including the notes, may also depend on our successful implementation of our strategic initiatives and priorities. We cannot assure that we will be able to implement our strategic initiatives or priorities or that the anticipated results of our strategic initiatives or priorities will be realized. If we do not generate sufficient cash flow to satisfy our obligations under our debt, including the notes, we may have to seek additional capital or undertake alternative financing plans, such as refinancing or restructuring our debt, or selling assets. Any of these actions could result in unanticipated costs, disrupt our business or otherwise hinder our performance. Moreover, we may not be able to take any of these actions on commercially reasonable terms, or at all. Our inability to generate sufficient cash flow or to raise additional capital to satisfy our obligations under our debt, including the notes, or to refinance them on commercially reasonable terms would have a material adverse effect on our business, condition (financial or otherwise), results of operations and prospects.
The notes and guarantees will be unsecured and effectively subordinated to the Issuer’s and the guarantors’ future secured debt.
The Issuer’s and the guarantors’ respective obligations under the notes and the guarantees will not be secured by any of its or their respective assets or any of its or their existing or future subsidiaries’ assets. In addition, the indenture will permit us and our subsidiaries to incur additional indebtedness, which may be secured. As a result, holders of any secured indebtedness that the Issuer or the guarantors may incur will have claims that take priority to your claims as holders of the notes to the extent of the value of the assets securing the secured indebtedness. The notes and the guarantees will be effectively subordinated to all of the Issuer’s and the guarantors’ future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of March 31, 2026, the Issuer and guarantors did not have any secured indebtedness, but they are permitted to incur secured indebtedness as described herein.
In the event of any distribution or payment of the Issuer’s and the guarantors’ assets in any foreclosure, dissolution, winding up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have priority claims to those of the Issuer’s and the guarantors’ assets to the extent those assets secure such indebtedness. Holders of the notes will participate ratably with all holders of the Issuer’s and the guarantors’ respective unsecured indebtedness deemed to be of the same class as the notes or the guarantees thereof, as applicable, and potentially with all of the Issuer’s and the guarantors’ other general creditors, based upon the respective amounts owed to each holder or creditor, in the Issuer’s and the guarantors’ remaining assets. However, under Dutch law, the creditors of Mylan II B.V. and any future guarantor organized under the laws of the Netherlands (any such guarantor, a “Dutch Guarantor”) may have preference over other creditors with respect to claims against certain of our assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of the Issuer’s and the guarantors’ secured indebtedness.
The notes and guarantees will be effectively subordinated to all existing and future liabilities of our non-guarantor subsidiaries.
The notes will be effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries, and the claims of creditors of our non-guarantor subsidiaries, including trade creditors, will have priority as to the assets and cash flows of such subsidiaries. In addition, the notes will be effectively subordinated to any future preferred stock issued by our non-guarantor subsidiaries, and the claims of holders of such preferred stock will have priority as to the assets and cash flows of such subsidiaries. As described above, the indenture that will govern the notes will not prohibit our non-guarantor subsidiaries from incurring additional indebtedness and other liabilities or issuing additional preferred stock, and any indebtedness, other liabilities or preferred stock of our non-guarantor subsidiaries may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, reducing the market prices of the notes and causing a risk that the credit ratings of the notes will be lowered or withdrawn.
In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of our non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, and holders of their preferred stock, will generally be entitled to payment on their claims from assets of those non-guarantor subsidiaries before any assets are made available for distribution to us.
As of March 31, 2026, (i) the amount of indebtedness of the Issuer and the guarantors was approximately $14.3 billion, of which none was subordinated and none was secured and (ii) the total liabilities of the Issuer’s subsidiaries that will not initially be guarantors of the notes (other than Finco), including trade payables, was approximately $7.0 billion. In addition, as of March 31, 2026, (i) the Issuer and the guarantors had an additional $3.5 billion of borrowing capacity under the Revolving Credit Facility and (ii) subsidiaries of the Issuer that will not initially be guarantors of the notes (other than Finco) had an additional $549 million of borrowing capacity under the Receivables Facility. These amounts do not give effect to the 2026 Senior Notes Transactions, the New Yen Term Loan Facility Transactions, the issuance of the notes in this offering or the use of proceeds from this offering, as described in “Summary—Recent Developments” and “Use of Proceeds.” For additional financial information related to the Issuer and the guarantors, see “Management’s Discussion and Analysis of Financial Condition And Results of Operations” in our 2025 Form 10-K and Q1 2026 Form 10-Q, each of which is incorporated by reference into this prospectus supplement.
The indenture will contain limited covenants.
The notes do not contain covenants limiting the incurrence of additional unsecured indebtedness, payment of dividends and other restricted payments, sale of assets and the use of proceeds therefrom, transactions with affiliates and dividend and other payment restrictions affecting subsidiaries. The primary restrictive covenants that will be contained in the indenture will limit our ability to create certain liens, enter into certain sale-leaseback transactions and enter into certain consolidations, merges or transfers of all or substantially all of our assets, and these covenants are subject to a number of important qualifications and exceptions.
An increase in market interest rates could result in a decrease in the market value of the notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes and market interest rates increase, the market values of the notes may decline.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of Notes—Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.
If an active public trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.
The notes are a new issue of securities for which there currently is no established trading market. Application has been made for the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market, which is the exchange regulated market of Euronext Dublin. However, there can be no assurance that the notes will be admitted to trade on the Global Exchange Market within a reasonable period after the issuance thereof, and we cannot assure you that the notes will become or will remain listed or admitted to trade. We may not obtain or maintain such listing on the Official List of Euronext Dublin and may seek to obtain and maintain the listing of the notes on another stock exchange, although there can be no assurance that we will be able to do so. Failure for the notes to be admitted to listing on, or the delisting of the notes from, the Official List of Euronext Dublin or another listing exchange may have a material adverse effect on a holder’s ability to sell the notes. While the underwriters of the notes have advised us that they intend to make a market in the notes prior to the commencement of any trading on the Global Exchange Market, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given as to:
•	the development or continuation of any trading market for the notes;
•	the liquidity of any trading market that does develop; or
•	your ability to sell the notes or the price at which you may be able to sell the notes.
The absence of an active public trading market could have an adverse effect on the liquidity and value of the notes.
If a trading market does develop, changes in our ratings or the financial markets generally could adversely affect the market prices of the notes.
The market prices of the notes will depend on many factors, including, among others, the following:
•	ratings on our debt securities assigned by rating agencies;
•	the prevailing interest rates being paid by other companies similar to us;
•	our business, results of operations, condition (financial or otherwise) and prospects; and
•	the condition of the financial markets generally.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.
The notes may not become, or remain, listed on the Official List of Euronext Dublin.
Although we will agree to use our commercially reasonable efforts to have the notes listed on the Official List of Euronext Dublin and admitted to trade on the Global Exchange Market and to maintain such listing (or a listing on an alternative exchange in Europe as may be reasonably agreed) as long as the notes are outstanding, we cannot assure you that the notes will become or remain listed. If we cannot maintain the listing on Euronext Dublin and the admission to dealing on the Official List thereof, or if it becomes unduly burdensome to make or maintain such listing, we may cease to make or maintain such listing on the Official List of the Euronext Dublin, provided that we will use our commercially reasonable efforts to obtain and maintain the listing of the notes on an alternative exchange in Europe as may be reasonably agreed, although there can be no assurance that we will be able to do so. Although no assurance is made as to the liquidity of the notes as a result of listing on the Official List of Euronext Dublin or another alternative exchange in Europe in accordance with the indenture, failure to be approved for listing or the delisting of the notes from the Official List of Euronext Dublin or another listing exchange in accordance with the indenture may have a material adverse effect on a holder’s ability to resell notes in the secondary market.
We may not have sufficient funds, or the ability to raise sufficient funds, to satisfy our obligation to offer to repurchase the notes upon a Change of Control Repurchase Event.
Upon a Change of Control Repurchase Event, as that term is defined under the heading “Description of Notes —Purchase of Notes upon a Change of Control Repurchase Event” of this prospectus supplement, we will be required to make an offer in cash to repurchase all or any part of each holder’s notes at a price equal to 101% of the principal amount thereof, plus accrued interest, if any, unless we have exercised our right to redeem the notes. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any Change of Control

Repurchase Event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a Change of Control Repurchase Event will result in a default under the indenture, which could lead to a cross-default under our credit facilities and under the terms of our other debt then outstanding. In addition, prior to repurchasing the notes on a Change of Control Repurchase Event, we may be required to repay some or all of our then-outstanding debt, if any, under our credit facilities or obtain the consent of the lenders under those facilities. If we do not obtain the required consents or repay our outstanding debt, if any, under our credit facilities, we may be prohibited or effectively prohibited from offering to repurchase the notes. In addition, the terms of our other outstanding indebtedness provide, and may in the future provide, that (i) certain events that do not constitute a Change of Control Repurchase Event with respect to the notes (or otherwise provide holders of the notes with any protections or remedies) constitute a change of control or change of control repurchase event, as applicable, with respect to such other indebtedness and/or (ii) certain change of control events constitute an event of default thereunder. See “Description of Notes — Purchase of Notes upon a Change of Control Repurchase Event” in this prospectus supplement.
Holders of notes may not be able to determine when there has been a sale of “substantially all” of our assets.
A Change of Control Repurchase Event will require us to make an offer to repurchase all outstanding notes. The definition of Change of Control, and certain other provisions that will be in the indenture, include a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes, or to confirm whether we are in compliance with such other provisions in the indenture, as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another individual, group or entity may be uncertain.
Under certain circumstances, a court could cancel the notes and guarantees under fraudulent conveyance laws.
The issuance of the notes and guarantees may be subject to further review under federal or state fraudulent transfer and conveyance laws. If either the Issuer or a guarantor become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court might void (that is, cancel) such debtor’s obligations under the notes or such guarantee, as applicable. The court might do so if it found that, when the notes or such guarantee were issued, (i) the Issuer or such guarantor, as applicable, received less than reasonably equivalent value or fair consideration and (ii) the Issuer or such guarantor (1) was rendered insolvent, (2) was left with inadequate capital to conduct its business or (3) believed or reasonably should have believed that the Issuer or such guarantor, as applicable, would incur debts beyond our ability to pay. The court could also void the notes or such guarantee, without regard to factors (i) and (ii), if it found that the Issuer or such guarantor issued the notes or such guarantee, as applicable, with actual intent to hinder, delay or defraud our creditors.
If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee and require the return of any payment or the return of any realized value with respect to the notes or such guarantee. In addition, under the circumstances described above, a court could subordinate rather than void obligations under the notes or such guarantee.
In addition, under Dutch law, and in each case subject to certain further conditions, each guarantee provided by a Dutch Guarantor may be voided if (i) the guarantee was provided without an obligation to do so (onverplicht), (ii) one or more other creditors are prejudiced in their means of recovery as a consequence of the issuance of the guarantee, and (iii) at the time of the granting of the guarantee, the Issuer or the relevant Dutch Guarantor, on the one hand, and the benefiting party, on the other hand, knew or should have known that one or more creditors (existing or future) would be prejudiced in their means of recovery, unless the act was entered into for no consideration (om niet) in which case such knowledge of the counterparty is not necessary for a successful challenge on the grounds of fraudulent conveyance. In addition, in case of a bankruptcy of a Dutch Guarantor, the bankruptcy trustee may avoid the performance of due and payable obligations (including, without limitation, under the guarantee) if (i) the benefiting party knew that an application for such Dutch Guarantor’s bankruptcy was filed at the moment of the guaranteeing the notes or (ii) the Dutch Guarantor engaged with the benefiting party in guaranteeing the notes acting in concert in order to prejudice other creditors.
The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, a court would consider an entity insolvent either if the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts.
If a court voided the Issuer’s or a guarantor’s obligations under the notes or the guarantees, as applicable, you would cease to be the Issuer’s or such guarantor’s creditor and would likely have no source from which to recover amounts due under the notes or such guarantee, as applicable.
Dutch insolvency laws to which any Dutch Guarantor may be subject may not be as favorable to you as United States or other insolvency laws.
Mylan II B.V. is, and any future Dutch Guarantor would be, organized under the laws of the Netherlands and consequently, any insolvency proceedings in relation to any Dutch Guarantor may be commenced in the Netherlands and be based on Dutch insolvency laws, subject to applicable European Union insolvency regulations. Dutch insolvency proceedings differ significantly from, or conflict with, insolvency proceedings in the United States and may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar.
See “Certain Insolvency Law Considerations” in the accompanying prospectus for a discussion of Dutch insolvency laws and certain other limitations on the enforceability of any Dutch Guarantor’s obligations under the guarantees.
Mylan II B.V. is, and any future Dutch Guarantor would be, a Dutch company, and it may be difficult for holders of the notes to obtain or enforce judgments against any Dutch Guarantor.
Mylan II B.V. is, and any future Dutch Guarantor would be, organized under the laws of the Netherlands. Certain of any Dutch Guarantor’s directors and authorized officers may reside outside the United States, and certain such Dutch Guarantor’s or such persons’ assets may be located outside the United States. As a result, it may not be possible for investors to effect service of process, including judgments, upon any Dutch Guarantor or such persons outside of the Netherlands or within the United States. It may also be difficult for investors to enforce judgments obtained in courts other than Dutch courts against any Dutch Guarantor.
There is currently no enforcement treaty between the Netherlands and the United States. Consequently, a judgment of any court in the United States would not be automatically recognized and enforceable in the Netherlands. Without limiting the generality of the previous statement, there is doubt whether Dutch courts will uphold judgments predicated upon the civil liability provisions in the U.S. federal securities laws or the securities laws of any state within the United States. In order to obtain a judgment that can be enforced in the Netherlands against any Dutch Guarantor, the dispute will have to be re-litigated before the competent Dutch court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. Based on case law, the Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without re-examination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment was not contrary to the public policy (openbare orde) of the Netherlands and (iv) such judgment was not incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.
In addition, a Dutch court might not accept jurisdiction and impose civil liability in an action commenced in the Netherlands and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.
Enforcing your rights as an investor in the notes or under the guarantees across multiple jurisdictions may be difficult.
The notes will be issued by the Issuer and will be guaranteed by Mylan Inc., Mylan II B.V. and Utah Acquisition Sub Inc. Each of the Issuer and Utah Acquisition Sub Inc. is organized under the laws of

Delaware, Mylan Inc. is incorporated under the laws of Pennsylvania and Mylan II B.V. is incorporated under the laws of the Netherlands. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of other future guarantors. Your rights under the notes and the guarantees will be subject to the laws of multiple jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.
In addition, Mylan II B.V. is, and any future Dutch Guarantor would be, organized under the laws of the Netherlands, and the bankruptcy, insolvency, foreign exchange, administration and other laws of the Netherlands may be materially different from or in conflict with those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply and choice of law disputes which could adversely affect your ability to enforce your rights and to collect payment in full under the notes and the guarantees.
Holders of the notes will receive payments solely in euros except under the circumstances provided herein, and an investment in the notes by a purchaser whose home currency is not the euro entails risks.
The initial investors in the notes will be required to pay for the notes in euros. Subject to the risk described in the following risk factor, all payments of principal, premium, if any, interest in respect of the notes and additional amounts, if any, including any redemption price for the notes, will be made in euro. None of us, the underwriters, the Trustee or the paying agent will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the notes or in converting payments of interest, principal, premium, additional amounts or any redemption price in euros made with respect to the notes into U.S. dollars or any other currency. An investment in the notes by a purchaser whose home currency is not the euro entails risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro, the possibility of the imposition or subsequent modification of foreign exchange controls, currency exchange risk in connection with any judgment that is entered with respect to payment on the notes and tax consequences for a holder as a result of any foreign exchange gains resulting from an investment in the notes. These risks generally depend on factors over which we have no control, such as economic, financial, regulatory and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. See “Currency Conversion.”
The notes permit us to make payments in U.S. dollars if we are unable to obtain euros, which could adversely affect the value of the notes.
Despite measures taken to alleviate credit risk, concerns persist regarding the debt burden of certain member states of the European Monetary Union and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. These and other concerns could lead to the reintroduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. The official exchange rate at which the notes may be redenominated may not accurately reflect their value in euros. These potential developments, or market perceptions concerning these developments and related issues, could adversely affect the value of the notes.
The European Union or one or more of its member states may, in the future, impose exchange controls or modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

If, as described under “Description of Notes — Issuance in Euro,” the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as reported by Bloomberg. We cannot assure you that this exchange rate will be as favorable to holders of notes as the exchange rate otherwise determined by applicable law. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture.
In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment in respect of the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
Trading in the clearing systems is subject to minimum denomination requirements.
The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global securities, a holder who does not have the minimum denomination of €100,000 or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
You must rely on the procedures of the relevant clearing systems to exercise your rights and remedies.
Owners of the book-entry interests will not be considered owners or holders of notes unless and until definitive notes are issued in exchange for book-entry interests. Instead, the common depositary (or its nominee) for Clearstream and Euroclear will be the sole registered holder of the global securities representing the notes. Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided for under “Description of Notes — Certificated Notes” below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by the Company or the trustee pursuant to the indenture. Accordingly, you will be reliant on the common depositary to act on your instructions and/or you will be permitted to act only to the extent you have received appropriate proxies to do so from Clearstream and Euroclear or, if applicable, a participant thereof. Procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on any requested actions on a timely basis.

Similarly, upon the occurrence of an event of default under the indenture, unless and until definitive registered notes are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through Clearstream and Euroclear. The procedures to be implemented through Clearstream and Euroclear may not be adequate to ensure the timely exercise of rights under the notes.
Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to Clearstream and Euroclear. Thereafter, those payments will be credited to Clearstream and Euroclear participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. After payment to the common depositary for Clearstream and Euroclear, none of the Company, the trustee or the paying agent will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Clearstream and Euroclear, or to owners of book-entry interests. Accordingly, if you own a book-entry interest in the notes, you must rely on the procedures of Clearstream and Euroclear and, if you are not a participant in Clearstream and/or Euroclear, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the notes under the indenture.
Also, see “Description of Notes — Book-entry, delivery and form” below and “Description of Debt Securities and Guarantees — Global Securities” in the accompanying prospectus.

CURRENCY CONVERSION
Investors will be required to pay for the notes in euro. If, however, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture.
Investors will be subject to foreign exchange risks as to payments of principal and interest, including payments made upon any redemption of the notes, that may have important economic and tax consequences to them. See “Risk Factors.”
As of 9:00 a.m. (London Time) on June 11, 2026, the euro/U.S. dollar exchange rate was €1.00 = U.S. $1.1546.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of the notes will be approximately €   (after deducting the underwriting discounts and our offering expenses).
We intend to use the net proceeds from this offering to (i) fund the repayment of any amounts borrowed under the Revolving Credit Facility in June 2026 in connection with the repayment of the 2026 Senior Notes and (ii) the remainder, if any, to replenish cash that will be utilized in connection with the repayment of the 2026 Senior Notes, with such cash to be used for general corporate purposes. See “Summary—Recent Developments—Repayment of 2026 Senior Notes.”
The 2026 Senior Notes mature on June 15, 2026 and bear interest at a rate of 3.950%. The Revolving Credit Facility matures in September 2029 and bears interest at the Secured Overnight Financing Rate (“SOFR”) plus 0.10%, the EURIBOR or TIBO (“Eurocurrency”) Rate or SONIA, as applicable, plus 1.10% per annum, for SOFR, Eurocurrency Rate and SONIA borrowings, respectively, or at a base rate plus 0.10% per annum. The applicable margins over SOFR, the Eurocurrency Rate and the base rate for the Revolving Credit Facility can fluctuate based on the long-term unsecured senior, non-credit enhanced debt ratings of Viatris.
Certain of the underwriters and/or their affiliates are lenders under the Revolving Credit Facility and, as a result, may receive a portion of the net proceeds from this offering. See “Underwriting.”

CAPITALIZATION
The following table shows our cash and cash equivalents and capitalization on a U.S. GAAP basis as of March 31, 2026:
•	on an actual basis; and
•
on an “as adjusted” basis to give effect to (i) the 2026 Senior Notes Transactions and (ii) the issuance of the notes in this offering and the intended use of proceeds therefrom, as described under “Use of Proceeds.”

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition And Results of Operations,” contained in our Q1 2026 Form 10-Q, which is incorporated by reference in this prospectus supplement, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, together with “Summary—Recent Developments” herein and the other information included or incorporated by reference herein.

	Actual	As Adjusted
	(Unaudited) (In millions, except share and per share data)
Cash and cash equivalents(1)	$1,804	$
Total debt:
Receivables Facility due 2028(2)	—	—
Revolving Credit Facility due in 2029(3)	—	—
Yen Term Loan Facility(4)	252	252
3.950% Senior Notes due 2026	1,675	—
1.362% Euro Senior Notes due 2027	993	993
2.300% Senior Notes due 2027	757	757
3.125% Euro Senior Notes due 2028	864	864
4.550% Senior Notes due 2028	750	750
2.700% Senior Notes due 2030	1,487	1,487
1.908% Euro Senior Notes due 2032	1,521	1,521
3.850% Senior Notes due 2040	1,628	1,628
5.400% Senior Notes due 2043	498	498
5.250% Senior Notes due 2046	1,000	1,000
5.200% Senior Notes due 2048	748	748
4.000% Senior Notes due 2050	2,186	2,186
% Euro Senior Notes due offered hereby	—
Other borrowings	4	4
Deferred financing fees	(20)
Total debt	14,343
Stockholders’ equity:
Common stock, $0.01 par value:
3,000,000,000 shares authorized; 1,258,606,697 shares issued	13	13
Additional paid-in capital	18,664	18,664
Retained (deficit) earnings	(212)	(212)
Accumulated other comprehensive loss	(2,800)	(2,800)
Treasury stock, at cost: 94,176,848 shares	(1,007)	(1,007)
Total stockholders’ equity	14,658	14,658
Total capitalization	$29,001	$

(1)
Cash and cash equivalents, as adjusted, has been increased by the portion of the net proceeds from this offering, if any, that will be used for general corporate purposes as described in “Use of Proceeds”.

(2)
We have a receivables securitization facility (the “Receivables Facility”) for up to an aggregate of $600 million, which is scheduled to expire in April 2028. As of March 31, 2026, there was $549 million of borrowing capacity under the Receivables Facility. For additional information about the Receivables Facility, refer to our 2025 Form 10-K, which is incorporated by referenced herein.

(3)
We have a $3.5 billion senior unsecured revolving credit facility (the “Revolving Credit Facility”) with a syndicate of lenders, which is scheduled to mature in September 2029. We also have a $1.65 billion unsecured commercial paper program (the “CP Program”) with certain dealers, and up to $1.65 billion of the Revolving Credit Facility may be used to support borrowings under the CP Program. As of March 31, 2026, we did not have any borrowing outstanding under the Revolving Credit Facility or the CP Program. For additional information about the Revolving Credit Facility and the CP Program, refer to our 2025 Form 10-K, which is incorporated by referenced herein.

(4)
We have a ¥40 billion term loan facility (the “Existing Yen Term Loan Facility”), which is scheduled to mature on July 1, 2026. As of March 31, 2026, there was $252 million outstanding under the Existing Yen Term Loan Facility. For additional information about the Existing Yen Term Loan Facility and related payment, refer to our 2025 Form 10-K, which is incorporated by referenced herein, and see “Summary—Recent Developments—YEN Term Loan Facility.”

DESCRIPTION OF NOTES
The following description outlines certain particular terms of the notes offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities and Guarantees” in the accompanying prospectus. This description does not purport to be complete and is qualified in its entirety by reference to the indenture and its associated documents, including the form of global note for the notes, including those terms made a part thereof by reference to the Trust Indenture Act of 1939, as amended. You should read these documents in their entirety because they, and not this description, will define your rights as holders of the notes. Certain terms used herein are defined below under the heading “— Certain Definitions.” Certain terms used in this description but not defined below under the heading “—Certain Definitions” or elsewhere in this description have the meanings assigned to them elsewhere in this prospectus supplement. In this description, (i) the term the “Company” refers only to Viatris Inc., a Delaware corporation, and not any of its subsidiaries, (ii) the term the “Initial Guarantors” refers only to Utah Acquisition Sub Inc., a Delaware corporation, Mylan II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, and Mylan Inc., a Pennsylvania corporation, and not to any of their respective subsidiaries and (iii) the term “Finco” refers only to Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, and not any of its subsidiaries.
The   % senior notes due   (the “notes”) will be a new and separate series of debt securities of the Company, and will be issued by the Company under a senior debt indenture (the “base indenture”), to be dated as of the closing date of this offering, among the Company, the guarantors from time to time party thereto and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture thereto, to be dated as of the closing date of this offering (the “supplemental indenture” and, the base indenture as so supplemented, the “indenture”). A form of the base indenture has been filed with the Commission as an exhibit to the Registration Statement, and the executed base indenture and supplemental indenture will be filed with the Commission in connection with the closing of this offering.
The notes will be issued only in book-entry form, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof, through the facilities of Euroclear and Clearstream, and sales in book-entry form may be effected only through participants in Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”). See “— Global Securities” and “— The Clearing Systems” below.
Principal, Maturity and Interest
The notes will initially be issued in an aggregate principal amount of €   . We may, without notice to or the consent of any holders of notes, re-open this series of the notes and issue an unlimited aggregate principal amount of additional notes from time to time; provided that, if any such additional notes are not treated as part of the same issue as these notes for U.S. federal income tax purposes, such additional notes will be issued with a separate ISIN number. We will issue notes in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
The notes will mature on    ,    , with interest accruing on such notes at the rate of   % per year.
We will pay interest on the notes annually in arrears on      , beginning on   , 2027. We will make each interest payment to the persons in whose names such notes are registered at the close of business on the date that is the clearing system business day (for these purposes, Monday to Friday inclusive except December 25th and January 1st) immediately preceding each    .
Interest on the notes will accrue from the last Interest Payment Date on which interest was paid on the notes or, if no interest has been paid on the notes, from    , 2026 (the expected date of original issue for the notes offered hereby).
Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or    , 2026 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

If any Interest Payment Date, Redemption Date or maturity date falls on a day that is not a Business Day, the payment of any required amount on such date shall be postponed to the next succeeding Business Day and no interest shall accrue for the period from such date to such next succeeding Business Day.
Neither the Trustee nor the Paying Agent shall have any obligation to determine, calculate or verify the calculation of the interest rate. Our actions and determinations in determining the interest rate shall be conclusive and binding for all purposes, absent manifest error.
Issuance in Euro
Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. See “Currency Conversion.”
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”
Ranking
The notes will be senior unsecured obligations of the Company and will be:
•	pari passu in right of payment with all existing and future senior indebtedness of the Company;
•	senior in right of payment to all future indebtedness of the Company that is expressly subordinated to the notes;
•	effectively subordinated to all future secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness; and
•	effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the existing and future Subsidiaries of the Company that are not Guarantors.
The notes will initially be fully and unconditionally guaranteed on a senior unsecured basis by the Initial Guarantors. Each Guarantor’s Guarantee of the notes will be senior unsecured obligations of such Guarantor and will be:
•	pari passu in right of payment with all existing and future senior indebtedness of such Guarantor;
•	senior in right of payment to all future indebtedness of such Guarantor that is expressly subordinated to such Guarantee;
•	effectively subordinated to all future secured indebtedness of such Guarantor to the extent of the value of the collateral securing such indebtedness; and
•	effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the existing and future Subsidiaries of such Guarantor that are not Guarantors.
As of March 31, 2026, (i) the amount of indebtedness of the Company and the Initial Guarantors was approximately $14.3 billion, of which none was subordinated and none was secured and (ii) the total liabilities of the Company’s subsidiaries that are not Initial Guarantors (other than Finco), including trade payables, was approximately $7.0 billion. In addition, as of March 31, 2026 (i) the Company and the Initial Guarantors had an additional $3.5 billion of borrowing capacity under the Revolving Credit Facility and (ii) subsidiaries of the Company that are not Initial Guarantors (other than Finco) had an additional $549 million of borrowing capacity under the Receivables Facility. These amounts do not give effect to the 2026 Senior Notes Transactions, the New Yen Term Loan Facility Transactions, the issuance of the notes in this offering or the use of proceeds from this offering, as described in “Summary—Recent Developments” and “Use of Proceeds.” For additional financial information related to the Company and the Initial Guarantors, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Form 10-K and Q1 2026 Form 10-Q, each of which is incorporated by reference into this prospectus supplement.
Notes Guarantees
Generally
The notes will initially be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Initial Guarantors. The notes may be guaranteed by additional Subsidiaries of the Company in the future, as described below under “—Additional Guarantees.” The Guarantees of the notes by the Initial Guarantors and any other Guarantors may be released under certain circumstances, as described below under “—Release of Guarantees.”
The obligations of each Guarantor under its Guarantee of the notes will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering its Guarantee of the notes, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Related to the Notes—Under certain circumstances, a court could cancel the notes and guarantees under fraudulent conveyance laws.”
One of the Initial Guarantors is a Dutch Guarantor and your rights related to the Guarantee of the notes by any Dutch Guarantor may not be as favorable as your rights related to the Guarantee of the notes by entities organized in the United States. For additional information, see “Risk Factors” and “Enforceability of Civil Liabilities” and “Certain Insolvency Law Considerations” in the accompanying prospectus.
Additional Guarantees
If any Subsidiary of the Company (other than Finco or a Receivables Entity) that was not a Guarantor at the time of the execution of the supplemental indenture becomes a guarantor or an obligor in respect of any Triggering Indebtedness, within 10 Business Days of such event, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the notes, fully and unconditionally and on a senior unsecured basis; provided that in no event shall a Subsidiary of the Company be required to provide a Guarantee of the notes if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.
So long as any Finco Indebtedness remains outstanding, if Finco acquires and holds any material assets, other than (i) any intercompany notes or receivables or (ii) any proceeds from any indebtedness issued by Finco, within 10 Business Days of such event, the Company shall cause Finco to enter into a supplemental indenture pursuant to which Finco shall agree to Guarantee the notes, fully and unconditionally and on a senior unsecured basis, provided that in no event shall Finco be required to provide a Guarantee of the notes if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.
Release of Guarantees
The Guarantee of the notes by any Guarantor will be automatically and unconditionally terminated and released, without any action on the part of the Trustee, any holder of the notes or any other person:
•	upon a sale or disposition of such Guarantor in a transaction that complies with the indenture such that such Guarantor ceases to be a Subsidiary of the Company;
•
if the Company exercises its “legal defeasance option” or its “covenant defeasance option” (as such terms are defined under “Description of Debt Securities and Guarantees—Events of Default” in the accompanying prospectus) with respect to the notes or if the Company’s obligations under the indenture are discharged with respect to the notes in accordance with the terms of the indenture;

•
(a) in the case of any Guarantee by Finco, upon Finco no longer holding any material assets, other than (i) any intercompany notes or receivables or (ii) any proceeds from any indebtedness issued by Finco and (b) in the case of any Guarantee by any Guarantor other than Finco, upon such Guarantor no longer being an issuer or guarantor in respect of (i) Mylan Notes that have an aggregate principal amount in excess of $500.0 million or (ii) any Triggering Indebtedness, in the case of each of clauses (b)(i) and (ii), excluding any indebtedness or Guarantees, as applicable, that are being concurrently released; or

•
upon receipt of the consent of the holders of a majority of the aggregate principal amount of the outstanding notes in accordance with the provisions described under the caption “Description of Debt Securities and Guarantees—Modification and Waiver” in the accompanying prospectus.

Trustee, Paying Agent and Registrar
The Bank of New York Mellon, London Branch will initially act as Paying Agent for the notes, and the Trustee will initially act as transfer agent, registrar and trustee for the notes. We may at any time designate additional Paying Agents or rescind the designations or approve a change in the offices where they act.
Except during the continuance of an event of default, the Trustee will perform only such duties as are specifically set forth in the indenture. Upon the continuance of an event of default, the Trustee will exercise such of the rights and powers vested in it under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use in the conduct of such person’s own affairs in those circumstances.
For so long as the notes are admitted to the Official List of Euronext Dublin and for trading on its Global Exchange Market and the rules of such exchange so require, the Company will deliver a notice of any change of paying agent, transfer agent, registrar or trustee for the notes to the Companies’ Announcement Office of Euronext Dublin.
Optional Redemption
Prior to the Par Call Date, the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus     basis points, and

•	(b) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.
On or after the Par Call Date, the Company may redeem such the notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to the Redemption Date.
“Par Call Date” means    ,    , the date that is     month(s) prior to the maturity date for the notes.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the Par Call Date of the notes being redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the applicable Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by us.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but (except in the case of a redemption subject to one or more conditions precedent, as described below) no more than 60 days before the Redemption Date to each holder of notes to be redeemed, at its registered address. The notice of redemption for the notes to be redeemed will state, among other things, the amount of such notes to be redeemed, the Redemption Date, and the place or places that payment will be made upon presentation and surrender of notes to be redeemed.
Notice of any redemption of, or any offer to purchase, the notes may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. If a notice of redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date or purchase date or by the redemption date or purchase date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if the Company reasonably believes that any or all of such conditions will not be satisfied. In addition, the Company may provide in such notice or offer that payment of the redemption or purchase price and performance of the Company’s obligations with respect to such redemption or offer to purchase may be performed by another Person.
If less than all of the notes are to be redeemed, the notes to be redeemed will be selected in accordance with applicable depositary procedures or, solely in the case of definitive notes, by lot on a pro rata basis; provided, however, that no notes of a principal amount of €100,000 or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. The notes are also subject to redemption prior to maturity if certain changes in U.S. tax law occur. If such changes occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date of redemption. See “— Redemption for Tax Reasons.”
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the notes or portions thereof called for redemption.
Neither the Trustee nor the Paying Agent shall have any obligation to determine, calculate or verify the calculation of the Redemption Price or the Comparable Government Bond Rate. Our actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.
For so long as any notes are admitted to the Official List of Euronext Dublin and admitted for trading on its Global Exchange Market and the rules of Euronext Dublin so require, any such notice to the holders of the relevant notes shall also be delivered to the Companies’ Announcements Office of Euronext Dublin and, in connection with any redemption, the Company will notify Euronext Dublin of any change in the principal amount of the notes outstanding.
Payment of Additional Amounts
The Company or, if applicable, any Guarantor will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes or under its Guarantee in respect of the notes, as applicable, such additional amounts as are necessary such that the net payment by the Company, any Guarantor or a paying agent of the principal of and interest on the notes or under its Guarantee in respect of the notes, as applicable, to a holder, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States, the Netherlands or any other jurisdiction in which the Company or any Guarantor or, in each case, any successor person substituted in accordance with the indenture may be organized or resident for tax purposes, as applicable, or any political subdivision or taxing authority thereof or therein (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided in the notes or under the Guarantee in respect of the notes, as applicable, to be then due and payable; provided that the foregoing obligation to pay additional amounts shall not apply:
(1)
to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)	being or having been present or engaged in a trade or business in the Relevant Taxing Jurisdiction or having had a permanent establishment in the Relevant Taxing Jurisdiction;
(b)
having a current or former connection with the Relevant Taxing Jurisdiction (other than a connection arising solely as a result of the ownership of the notes or the receipt of any payment or the enforcement of any rights thereunder), including a connection as a citizen or resident of the Relevant Taxing Jurisdiction;

(c)
being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)
being or having been a “10-percent shareholder” of the Company or any Guarantor as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)
being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3)(A) of the Code or any successor provision;

(2)
to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a Beneficial Owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, Beneficial Owner or member received directly its beneficial or distributive share of the payment;

(3)
to any tax, assessment or other governmental charge that is imposed or otherwise withheld solely by reason of a failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the Relevant Taxing Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the Relevant Taxing Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;
(5)
to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;
(7)
to any tax, assessment or other governmental charge withheld by any paying agent (which term may include us) from any payment of principal of or interest on any note, if the holder or beneficial owner would have been able to avoid such withholding by presenting the note to another available payment agent;

(8)
to any tax, assessment or other governmental charge that would not have been so imposed or withheld but for the presentation by the holder of any note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)
to any tax, assessment or other governmental charge imposed pursuant to sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof, or any amended or successor provisions), any agreement entered into pursuant to section 1471(b) of the Code, or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law, regulation, or other official guidance enacted in any jurisdiction implementing sections 1471 through 1474 of the Code or implementing such an intergovernmental agreement in connection with sections 1471 through 1474 of the Code);

(10)	to any tax, assessment or other governmental charge imposed pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or
(11)	in the case of any combination of the above items.
The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “— Payment of Additional Amounts” and under the heading “— Redemption for Tax Reasons,” the Company will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading “— Payment of Additional Amounts” and under the heading “— Redemption for Tax Reasons”, the term “United States” means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction and “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations, rulings or treaties promulgated under the laws) of any Relevant Taxing Jurisdiction, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations, rulings or treaties, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Company or any Guarantor becomes or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “— Payment of Additional Amounts” with respect to the notes, then the Company may at its option redeem, in whole, but not in part, the notes on not less than 10 nor (except in the case of a redemption subject to one or more conditions precedent, as described above under “— Optional Redemption”) more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those notes to the date fixed for redemption.
Purchase of Notes upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs with respect to the notes, unless the Company has exercised its right to redeem the notes, each holder of notes will have the right to require that the Company purchase all or any part (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer to purchase all of the notes at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Date”). If the Change of Control Purchase Date, however, is on or after a regular record date and on or before the related interest payment date, the accrued and unpaid interest thereon, if any, will be paid to the person in whose name the note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose notes are subject to purchase by the Company.

Within 30 days after any Change of Control Repurchase Event with respect to the notes or, at the Company’s option, prior to such Change of Control Repurchase Event but after the related Change of Control is publicly announced (provided that a definitive agreement is in place for such Change of Control), the Company must cause written notice of the Change of Control Repurchase Event to be distributed to the Trustee, and the Trustee will then promptly forward such notice to each holder of notes, by first-class mail, postage prepaid, at its address appearing in the security register. The notice must state, among other things:
•	that a Change of Control Repurchase Event has occurred or may occur with respect to the notes and the date of such event;
•
the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 10 days nor later than 60 days from the date the notice is sent, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to, and the purchase date shall be extended (including to a date more than 60 days from the date the notice is sent) to, the closing of the Change of Control;

•	that any note not tendered will continue to accrue interest;
•
that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

•	other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.
The Company may exercise its right to redeem all or a portion of the notes, as described herein, even if a Change of Control Offer is made. The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event or to repurchase the notes pursuant to this covenant if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (ii) the Company has exercised the right to redeem all of the notes as described herein.
The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the Company’s assets. The phrase “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York state law (which is the governing law of the indenture) to represent a specific quantitative test. Therefore, if holders of the notes elected to exercise their rights under the indenture and the Company elected to contest such election, it is not clear how a court interpreting New York state law would interpret such phrase.
The existence of a holder’s right to require the Company to repurchase such holder’s notes upon a Change of Control Repurchase Event may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.
The provisions of the indenture will not afford holders of the notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control Repurchase Event.
The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.
For so long as the notes are admitted to the Official List of Euronext Dublin and for trading on its Global Exchange Market and the rules of such exchange so require, the Company will deliver copies of any notices delivered pursuant to the indenture in connection with a Change of Control Repurchase Event to the Companies’ Announcement Office of Euronext Dublin.

No Mandatory Redemption; Purchases; No Conversion or Exchange Rights
The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the notes, and the notes will not be subject to nor have the benefit of any sinking fund. In addition, other than as required under “— Purchase of Notes upon a Change of Control Repurchase Event” the Company will not be required to offer to repurchase or redeem or otherwise modify the terms of any of the notes upon a Change of Control of, or other events involving, the Company or any of its subsidiaries which may adversely affect the creditworthiness of the Company and the Guarantors or otherwise adversely affect the value of the notes. The Company and its affiliates may at any time and from time to time acquire the notes, whether pursuant to redemptions, tender offers, purchases in the open market, privately negotiated transactions or otherwise.
The notes will not be convertible into or exchangeable for any of our common stock or other securities, and no holder will have any right to require us to issue or deliver shares of our capital stock or any other securities or property in respect of the notes.
Satisfaction and Discharge and Defeasance
The satisfaction and discharge provisions and the legal defeasance and covenant defeasance provisions of the indenture described under “Description of Debt Securities — Satisfaction and Discharge and Defeasance” in the accompanying prospectus will apply to the notes, subject to the procedures and modifications described below.
Satisfaction and Discharge
In order to exercise a satisfaction and discharge of the indenture with respect to the notes:
(1)	either:
(A)
all the notes that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(B)
all notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or are to be called for redemption, within one year or (iii) have been called for redemption, and, in any case, the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the holders of such notes, cash in euros, non-callable government obligations of any member nation of the European Union whose official currency is the euro, certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or principal or interest payments due in respect thereof, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay when due the principal of, premium, if any, and interest on the notes not theretofore delivered to the Trustee for cancellation;

(2)	the Company or any Guarantor has paid all sums payable by it in respect of the notes under the indenture, and
(3)	the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or on the Redemption Date, as the case may be.
In addition, the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.
Defeasance
In order to exercise Legal Defeasance or Covenant Defeasance (as such terms are defined in the indenture) with respect to the notes:
(1)
the Company must irrevocably deposit with the Trustee or other agent, as trust funds, in trust solely for the benefit of the holders of the notes, cash in euros, non-callable government obligations of any member nation of the European Union whose official currency is the euro, certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or principal or interest payments due in respect thereof, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), to pay when due the principal of, premium, if any, and interest on the notes;
(2)
in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, which opinion must be based either on a change in the applicable U.S. federal income tax laws or regulations occurring after the date hereof, or the Company having received a ruling from, or published by, the Internal Revenue Service to that effect;

(3)
in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4)
no Default or Event of Default (as such terms are defined in the indenture) (other than a Default or Event of Default resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit; and

(5)
the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing provisions of this section, the conditions set forth in the foregoing subsections (2), (3), (4) and (5) need not be satisfied so long as, at the time the Company makes the deposit described in subsection (1), (i) no Default under clauses (1), (2) and (8) under “Events of Default—Satisfaction and Discharge and Defeasance” in the accompanying prospectus has occurred and is continuing on the date of such deposit and after giving effect thereto, and (ii) either (x) a notice of redemption has been transmitted providing for redemption of all the notes in accordance with the indenture and the requirements for such redemption shall be complied with or (y) the Stated Maturity of the notes will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its Legal Defeasance option or Covenant Defeasance option, as applicable.
If the funds deposited with the Trustee or other agent to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of and interest on the notes when due, then the Company’s obligations and the obligations of the Guarantors under the indenture will be revived with respect to such notes and no such defeasance will be deemed to have occurred.
Certain Covenants
The indenture will also contain other covenants including, among others, those summarized in “Description of Debt Securities and Guarantees — Certain Covenants” in the accompanying prospectus and those summarized below.
Restrictions on Sale Leaseback Transactions
Neither the Company nor any Domestic Subsidiary of the Company will enter into any Sale Leaseback Transaction with respect to any property unless:
(1)
the Company or such Domestic Subsidiary would be entitled to create a Lien on such property securing Attributable Debt without equally and ratably securing the notes pursuant to the covenant described below under the caption “— Limitation on Liens;” and

(2)	the gross proceeds received by the Company or any such Domestic Subsidiary in connection with such Sale Leaseback Transaction are at least equal to the Fair Market Value of such property.

Notwithstanding the foregoing, the Company or any Domestic Subsidiary of the Company may enter into a Sale Leaseback Transaction if (x) during the twelve months following the effective date of the Sale Leaseback Transaction, the Company or any Domestic Subsidiary of the Company applies an amount equal to the greater of the net proceeds of such sale or transfer and the Fair Market Value of the property that the Company or the applicable Domestic Subsidiary leases in the transaction to (i) the voluntary retirement of the notes or other indebtedness of the Company or any Domestic Subsidiary of the Company, provided that such indebtedness ranks pari passu or senior to the notes or is indebtedness of a Subsidiary of the Company that is not a Guarantor, or (ii) the acquisition, purchase, construction, development, extension or improvement of any property or assets of the Company or any Domestic Subsidiary of the Company used or to be used by or for the benefit of the Company or any Domestic Subsidiary of the Company in the ordinary course of business, or (y) the Company or such Domestic Subsidiary equally and ratably secures the notes as described below under the caption “— Limitation on Liens.”
Limitation on Liens
The Company will not, and will not permit any Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock held by the Company or such Subsidiary), whether owned on the Issue Date or thereafter acquired, securing any indebtedness for borrowed money of the Company or a Domestic Subsidiary, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) such indebtedness so secured for so long as such indebtedness is so secured.
Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
Governing Law
The indenture, the notes and the Guarantees of the notes will be governed by, and will be construed in accordance with, the laws of the State of New York.
Listing
Application has been made for the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market, which is the exchange regulated market of Euronext Dublin. The Global Exchange Market is not a regulated market for the purposes of MiFID II and UK MiFIR. No assurance can be given that this application will be granted and settlement of the notes is not condition on such admission or any other listing.
The Company will use its commercially reasonable efforts to obtain and maintain the admission of the notes to the Official List of Euronext Dublin and for trading on its Global Market Exchange for so long as the notes are outstanding; provided that if at any time the Company determines that it will not maintain such listing, the Company will obtain prior to the delisting of the notes from Euronext Dublin, and thereafter use its commercially reasonable efforts to maintain, a listing of the notes on another internationally recognized stock exchange. The Company will notify the Trustee and Paying Agent of the listing of any of the notes on an exchange.
Global Securities
The notes will each be represented by one or more global securities in registered form without interest coupons attached. The Company will issue the notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued only in registered, book-entry form. There will be one or more global securities deposited with a common depositary for Euroclear and Clearstream for each issue. See “— The Clearing Systems” below.
The Clearing Systems
We have obtained the information in this prospectus supplement concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We have provided this information solely as a matter of convenience, and we make no representation or warranty of any kind with respect to this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time. None of us, the underwriters, the Trustee or the Paying Agent takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.
Book-entry, delivery and form
The notes will be represented by one or more global securities in registered form without interest coupons attached. Each such global note will be deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global securities may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global securities in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global securities on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.
The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euros, except as described under the headings “— Issuance in Euro” and “Currency Conversion.”
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the notes held by them. The Company has no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. The Company also does not supervise these systems in any way.
Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.
The Company has been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers, which the Company refers to as “Clearstream Clients,” and facilitates the clearance and settlement of securities transactions between Clearstream Clients through electronic book-entry transfers between their accounts. Clearstream provides to Clearstream Clients, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in a number of countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Clients are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Client.
Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Clients in accordance with its rules and procedures.
Euroclear
Euroclear advises that the Euroclear System was created in 1968 to hold securities for its participants, which it refers to as “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear, which the Company also refers to as the “Euroclear Operator.” Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, each as amended from time to time, and applicable Belgian law, which the Company refers to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.
Clearance and Settlement Procedures
The Company understands that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the Business Day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
The Company understands that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. United States investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next Business Day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear Participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Certificated Notes
If at any time the depositary for any of the notes represented by a registered global note notifies the Company that it is unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of such notice, it will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the Trustee or other relevant agent of the Trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, the Company may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.
No Personal Liability of Directors, Officers, Employees and Shareholders
No present, past or future director, member, partner, officer, employee or equityholder of the Company, any Guarantor or any of their respective Subsidiaries will have any liability for any of the Company’s or any Guarantor’s obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees of the notes and the Company in respect of the notes). Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.
“Attributable Debt” in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations.”
“Below Investment Grade Rating Event” means the rating on the notes from each of the Rating Agencies that made a rating of the notes publicly available prior to the date of the public notice of the arrangement that could result in such Change of Control is both (i) lowered in respect of a Change of Control and (ii) below an Investment Grade Rating, in the case of each of clauses (i) and (ii), on or within 60 days after the earlier of (A) the occurrence of a Change of Control or (B) public notice of the occurrence of the Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.
“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a:
•	day on which banking institutions in the place of payment for the notes are authorized or obligated by law or executive order to close; or
•	day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, is closed.
“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of the indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.
“Change of Control” means the occurrence of any of the following events:
(1)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (other than a Wholly Owned Subsidiary);

(2)
the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than a Wholly Owned Subsidiary), or any Person consolidates with or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A)	the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation, and
(B)
the holders of the Voting Stock of the Company, immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company, or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction, or

(3)
the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Consolidation, Merger and Sale of Assets.”

“Change of Control Repurchase Event” means, with respect to the notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event with respect to the notes.
“Commission” means the U.S. Securities and Exchange Commission.
“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.
“Consolidated Net Tangible Assets” means, with respect to the Company, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries.
“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy less any tax, assessment or other governmental charge payable as a result of or arising out of the disposition of such asset or property. Fair Market Value shall be determined in good faith by the Company.
“Finco Indebtedness” means indebtedness for borrowed money of Finco owed to a Person, other than the Company or any Subsidiary of the Company, that has an aggregate principal amount or committed amount in excess of $500.0 million.
“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, or any successor to the rating agency business thereof.
“Foreign Subsidiary” means a Subsidiary that is not organized, incorporated or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Subsidiary of such Foreign Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principles in effect on December 31, 2018 shall apply), including, without limitation, those set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification” or in such other statements by such other entity as approved by a significant segment of the accounting profession.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(a)
to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)	entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:
(1)	endorsements for collection or deposit in the ordinary course of business; or
(2)	a contractual commitment by one Person to invest in another Person.
The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means (i) Mylan Inc., Mylan II B.V. and Utah Acquisition Sub Inc. and (ii) any other Subsidiary of the Company that Guarantees the notes from time to time, in the case of each of clauses (i) and (ii), during such periods that such entity Guarantees the notes in accordance with the terms of the indenture.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.
“holder” means the Person in whose name a note is registered on the note register.
“Incur” means issue, assume, Guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun has a correlative meaning.
“Interest Payment Date” means any date on which an installment of interest on the notes is scheduled to be paid.
“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
“Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, or (iv) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP.
“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (ii) with respect to Fitch, a rating equal to or higher than BBB- (or the equivalent) and (iii) with respect to any Rating Agency selected by the Company as a replacement for Moody’s or Fitch in accordance with the definition of “Rating Agency”, the equivalent investment grade rating from such replacement Rating Agency.
“Issue Date” means the date on which the notes are initially issued.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Mylan Indentures” means the following:
(1)	Indenture dated as of November 29, 2013, between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee;
(2)	First supplemental indenture dated as of November 29, 2013, between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;
(3)
Second supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(4)
Third supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, Mylan N.V., as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(5)
Fourth supplemental indenture dated as of November 16, 2020, among Mylan Inc., Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V. and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(6)	Indenture dated as of June 9, 2016, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee;
(7)
First supplemental indenture dated as of November 16, 2020, among Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and The Bank of New York Mellon, as trustee, to the indenture dated as of June 9, 2016;

(8)	Indenture dated as of November 22, 2016, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and Citibank, N.A., London Branch, as trustee;
(9)
First supplemental indenture dated as of November 16, 2020, among Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and Citibank, N.A., London Branch, as trustee, to the indenture dated as of November 22, 2016;

(10)	Indenture dated as of April 9, 2018, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee; and
(11)
First supplemental indenture dated as of November 16, 2020, among Mylan Inc., Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V. and The Bank of New York Mellon, as trustee, to the indenture dated as of April 9, 2018.

“Mylan Notes” means any senior notes issued under the Mylan Indentures and that remain outstanding on the Issue Date.
“Officer’s Certificate” means a certificate signed by the chairman or executive chairman, as applicable, of the Board of Directors, the chief executive officer, the chief financial officer, the president or a vice president, a treasurer, an assistant treasurer, the controller, the secretary or an assistant secretary of the Company and delivered to the Trustee.
“Opinion of Counsel” means a written opinion from legal counsel, who is reasonably acceptable to the Trustee, delivered to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company.
“Paying Agent” means any Person appointed by the Company to distribute amounts payable by the Company on the notes.
“Permitted Liens” means, with respect to any Person:
(1)
pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)
Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Subsidiary of the Company to provide collateral to the depositary institution;

(3)	Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
(4)	Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)
minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with indebtedness and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing indebtedness Incurred after the Issue Date in respect of Purchase Money Indebtedness and refinancing indebtedness in respect thereof;
(7)	Liens existing on the Issue Date;
(8)
Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(9)
Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)	Liens securing indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly-owned subsidiary of such Person;
(11)
Liens securing Hedging Obligations so long as such Hedging Obligations are not entered into for speculative purposes, it being understood that any Hedging Obligations entered into in connection with the issuance of the Company’s or any of its Subsidiaries’ outstanding or future indebtedness shall not be considered speculative;

(12)	any Lien on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;
(13)	(a) Liens in favor of the Company or any Guarantor and (b) Liens on the property of any Subsidiary of the Company in favor of any other Subsidiary of the Company;
(14)
leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Company and its Subsidiaries and which do not secure any indebtedness;

(15)
Liens securing judgments, decrees, orders or awards for the payment of money not constituting an event of default in respect of which the Company or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;

(16)	Liens created for the benefit of (or to secure) the notes (or the Guarantees of the notes);
(17)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiary of the Company in the ordinary course of business;

(19)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(20)
Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(21)	Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;
(22)	grants of software and other technology licenses in the ordinary course of business;
(23)	Liens on equipment of the Company or any Subsidiary of the Company granted in the ordinary course of business to the Company’s or such Subsidiary’s supplier at which such equipment is located;
(24)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Subsidiaries in the ordinary course of business;
(25)	Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;
(26)
Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(27)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(28)	Liens on securities that are the subject of repurchase agreements;
(29)	Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
(30)	Liens arising solely from precautionary Uniform Commercial Code financing statements or similar filings;
(31)
ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary of the Company;

(32)
Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9), (10), (11), (12) or (14); provided, however, that:

(A)
such new Lien shall be limited to all or part of the same property (plus improvements on such property) and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(B)
the indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the indebtedness described under the foregoing clauses (7), (8), (9), (10), (11), (12) or (14) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(33)	Liens incurred in the ordinary course of business by any Subsidiary of the Company, so long as such Subsidiary is maintained as a special purpose self-insurance Subsidiary of the Company;
(34)	Liens on equity interests of any Person formed for the purposes of engaging in activities in the renewable energy sector (including refined coal) that qualify for federal tax benefits allocable to the Company and its Subsidiaries in which the Company or any Subsidiary of the Company has made an investment and Liens on the rights of the Company and its Subsidiaries under any agreement relating to any such investment;
(35)
any Lien arising under Article 24, 25 or 26 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;

(36)	any netting or set-off arrangement entered into by the Company or any Subsidiary of the Company in the ordinary course of its banking arrangements for the purpose of netting debt and credit balances;
(37)
any Lien, including any netting or set-off, arising by operation of law as a result of the existence of a fiscal unity (fiscale eenheid) for Dutch tax purposes of which any Subsidiary of the Company is or has been a member;

(38)	Liens on cash and cash equivalents deposited as cash collateral on letters of credit;
(39)
Liens on “earnest money” or similar deposits or other cash advances in connection with acquisitions or consisting of an agreement to dispose of any property in a disposition, including customary rights and restrictions contained in such agreements; and

(40)
other Liens securing indebtedness in an aggregate principal amount for the Company and its Subsidiaries not exceeding at the time such Lien is created or assumed the greater of (i) $1,300 million and (ii) 15% of Consolidated Net Tangible Assets, at any one time outstanding.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.
“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
“Purchase Money Indebtedness” means indebtedness Incurred to finance the acquisition, development, construction or lease by the Company or a Subsidiary of the Company of Property, including additions and improvements thereto, where the maturity of such indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by the Company or such Subsidiary.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:
(1)	a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries), or
(2)	any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of the Company).
“Rating Agencies” means (1) each of Moody’s and Fitch and (2) if any one or more of Moody’s or Fitch shall not make a rating of the notes publicly available, any one or more, as applicable, “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for any one or more, as applicable, of Moody’s or Fitch.
“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company that is designated pursuant to an Officer’s Certificate (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and in the case of either of clause (a) or (b):
(1)	no portion of the indebtedness or any other obligations (contingent or otherwise) of such entity:
(A)
is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, indebtedness) pursuant to Standard Securitization Undertakings),

(B)	is recourse to or obligates the Company or any Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings), or
(C)
subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

(2)
the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3)
is an entity to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate giving effect to such designation and certifying that such designation complied with the foregoing conditions.
“Redemption Date” when used with respect to any of the notes to be redeemed, means the date fixed for such redemption by or pursuant to the indenture.
“Redemption Price” when used with respect to any of the notes to be redeemed, means the price specified in such note at which it is to be redeemed pursuant to the indenture.
“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other indebtedness in exchange or replacement for, such indebtedness. “Refinancing” has a correlative meaning.
“Sale Leaseback Transaction” means the leasing by the Company or any Domestic Subsidiary of the Company of any property, whether owned on the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Domestic Subsidiary of the Company or between Domestic Subsidiaries of the Company), which property has been or is to be sold or transferred by the Company or such Domestic Subsidiary to any party with the intention of taking back a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that, taken as a whole, are customary in an accounts receivable transaction.
“Stated Maturity” means, when used with respect to any indebtedness or any installment of interest thereon, the dates specified in such indebtedness as the fixed date on which the principal of such indebtedness or such installment of interest, as the case may be, is due and payable.
“Subsidiary” means, with respect to any specified Person:
(1)
any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Triggering Indebtedness” means indebtedness for borrowed money of the Company owed to a Person, other than the Company or any Subsidiary of the Company, that has an aggregate principal amount or committed amount in excess of $500.0 million.
“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
“Wholly Owned Subsidiary” means a Subsidiary of the Company of which the Company owns all of the Capital Stock, directly or indirectly, other than directors’ qualifying shares.

U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (which we refer to in this prospectus supplement as “Treasury Regulations”), judicial decisions, published positions of the Internal Revenue Service (which we refer to in this prospectus supplement as the “IRS”) and other applicable authorities, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that such statements and conclusions, if challenged by the IRS, will be sustained by a court.
This summary is limited to holders who purchase the notes upon their initial issuance at their initial issue price (which will equal the first price at which a substantial amount of notes is sold to the public for cash) and who hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the effect of the alternative minimum tax, U.S. federal estate or gift tax laws or the tax considerations arising under the laws of any foreign, or U.S. state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•	banks, insurance companies, or other financial institutions;
•	holders subject to the alternative minimum tax;
•	tax-exempt organizations;
•	dealers in securities or commodities;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	S corporations, partnerships or other pass-through entities;
•	expatriates and certain former citizens or long-term residents of the United States;
•	U.S. holders (as defined below) whose functional currency is not the U.S. Dollar;
•	persons who hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or
•	persons deemed to sell the notes under the constructive sale provisions of the Code.
If a partnership (or any entity or arrangement treated as a partnership) or other pass-through entity for U.S. federal income tax purposes is a beneficial owner of a note, the treatment of a partner in the partnership or member in such other entity generally will depend on the status of the partner or member and the activities of the partnership or such other entity. Partnerships or other pass-through entities, and partners in such partnerships or members in such other entities, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.
THIS SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION IN CONNECTION WITH THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Additional Payments
Including as described under the heading “— Purchase of Notes upon a Change of Control Repurchase Event”, we may be required to pay you an amount in excess of stated interest and principal in certain circumstances. The possibility of such payments may implicate special rules under Treasury Regulations governing “nonfunctional currency contingent payment debt instruments.” We intend to take the position that the notes should not be treated as nonfunctional currency contingent payment debt instruments because of the possibility of these additional payments. This position is based in part on assumptions regarding the remote possibility, as of the date of issuance of the notes, that such additional amount will be paid. Our position is binding on you, unless you explicitly disclose to the IRS on your tax return for the year during which you acquire the notes that you are taking a different position. However, the IRS may take a contrary position from that described above, which could affect the timing and character of your income on the notes. You should consult your tax advisors regarding the application of the nonfunctional currency contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes are not treated as nonfunctional currency contingent payment debt instruments.
Consequences to U.S. holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes. Certain consequences to “non-U.S. holders” of the notes are described under “— Consequences to non-U.S. holders” below. For purposes of this discussion, a “U.S. holder” means a beneficial owner of a note that is:
•	an individual citizen or resident of the United States;
•
a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of interest on the notes
If you are a cash method taxpayer (including most individual U.S. holders), you will be required to include in ordinary income the U.S. dollar value of the euro-denominated interest payment received on a note based on the spot rate of exchange on the date of receipt, regardless of whether the payment is converted to U.S. dollars at that time. You will not recognize exchange gain or loss on the receipt of interest income, but may recognize exchange gain or loss attributable to the actual disposition of the euro received; see “—Transactions in Euros,” below. “Spot rate” generally means a currency exchange rate that reflects a market exchange rate available to the public for euro. If you are an accrual method taxpayer, you will accrue interest income on a note in euros and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period, or portion thereof, within the taxable year, or, at your election, at the spot rate of exchange on (a) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year or (b) the date of receipt if such date is within five Business Days of the last day of the accrual period or taxable year. Such election must be applied consistently by you to all debt instruments from year to year and can be changed only with the consent of the IRS.
The average rate for an accrual period (or partial period) is the simple average of the spot rates for each Business Day of such period, or other average exchange rate for the period reasonably derived and consistently applied by you. If you are an accrual method taxpayer, you will also recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (a) the value of the euro received as interest, as translated into U.S. dollars using the spot rate on the date of receipt, and (b) the U.S. dollar amount previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss.
Your tax basis in the euro you receive as interest will be the U.S. dollar value of such euro at the spot rate in effect on the date of receipt of the euro. If you receive interest in the form of euro and subsequently sell those euro, or if you are considered to receive euro and those euro are considered to be sold for U.S. dollars on your behalf, additional tax consequences may apply as described in “— Transactions in Euro”.

Sale, exchange, redemption or other taxable disposition of the notes
Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a note, except as noted below with respect to foreign currency exchange gain or loss, a U.S. holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount realized by such U.S. holder on such disposition (except to the extent the amount is attributable to accrued but unpaid interest not previously included in income, which generally will be taxable as ordinary income) and (ii) the U.S. holder’s adjusted tax basis in the note. Your adjusted tax basis generally will be the U.S. dollar value of the euro used to purchase the notes calculated at the spot rate of exchange on the date of purchase, and your amount realized upon disposition generally will be the U.S. dollar value of the euro received calculated at the spot rate of exchange on the date of disposition. However, if a note is traded on an established securities market, (i) a cash basis taxpayer (or, upon election, an accrual basis taxpayer) will determine the U.S. dollar values of its adjusted tax basis and its amount realized by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or disposition, respectively, or (ii) a non-electing accrual basis taxpayer will determine the U.S. dollar values of its adjusted tax basis and its amount realized by translating euro amounts at the spot rate of exchange on the trade date of the purchase or disposition, respectively. The election available to accrual method taxpayers discussed above must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the IRS.
Such capital gain or loss (except to the extent attributable to foreign currency exchange gain or loss) will be long-term capital gain or loss if, at the time of such disposition, you have held the note for more than one year, or short-term capital gain or loss if, at the time of such disposition, you have held the note for one year or less. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, currently are taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.
Any gain or loss realized upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of the notes will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to fluctuations in the euro to U.S. dollar exchange rate during the period in which you held such note. Such foreign currency exchange gain or loss will equal the difference between (i) the U.S. dollar value of the euro purchase price for the notes, determined on the date the notes are disposed of, and (ii) the U.S. dollar value of the euro purchase price for the notes, determined on the date you acquired the note (or, in each case, determined on the settlement date if the notes are traded on an established securities market and you are either a cash method taxpayer or electing accrual method taxpayer). You will only recognize such foreign currency exchange gain or loss to the extent of total gain or loss, respectively, realized on the sale, exchange, retirement at maturity, redemption or other taxable disposition of the notes.
Transactions in Euros
Your tax basis in the euro you receive as interest on, or on sale, exchange, retirement at maturity, redemption or other taxable disposition, of a note will be the U.S. dollar value of such euro at the spot rate in effect on the date of receipt of the euro. The amount of gain or loss recognized on a subsequent sale or other disposition of such euros will equal the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollar of the other property received in such sale or other disposition and (ii) your adjusted tax basis in the euro. As discussed above, if the notes are traded on an established securities market, a cash basis U.S. holder (or an electing accrual basis U.S. holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the sale, exchange, retirement at maturity, redemption or other taxable disposition. In addition, when you purchase a note with previously owned euros, you will have taxable gain or loss (as applicable) if your adjusted tax basis in the euros is different from the U.S. dollar fair market value of such note on the date of purchase. Any such gain or loss is foreign currency exchange gain or loss taxable as ordinary income or loss.

Reportable Transactions
In general, Treasury Regulations require the reporting to the IRS of any foreign currency loss claimed by you from a sale, exchange, redemption or other taxable disposition of your note or foreign currency received in respect of such note to the extent that the amount of the loss equals or exceeds certain threshold amounts. You should consult your own tax advisors concerning your reporting obligations, if any, with respect to your investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement) with your tax return.
Medicare tax on investment income
A U.S. holder that is an individual, estate or trust that does not fall into a special class of trusts that is exempt from such tax will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return) (the “Medicare Tax”). For this purpose, “net investment income” generally includes the interest paid on the notes, as well as gain from the sale of the notes, unless such interest or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of the Medicare Tax to their income and gains in respect of their investment in the notes.
Backup withholding and information reporting
We are required to furnish to the record holders of the notes, other than corporations and other exempt holders, and to the IRS information with respect to interest paid on the notes.
You may be subject to backup withholding with respect to interest paid on the notes or with respect to proceeds received from a disposition of the notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (which we refer to in this prospectus supplement as “TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax, but, rather, is a method of tax collection. The backup withholding rate is currently 24%. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.
Consequences to non-U.S. holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder.
Payments of interest on the notes
Generally, subject to the discussion under “— Backup withholding and information reporting” and “— Foreign Account Tax Compliance” below, interest income paid to a non-U.S. holder on a note that is not effectively connected with a U.S. trade or business will not be subject to a U.S. withholding tax under the “portfolio interest exemption,” provided that the non-U.S. holder:
•	does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	is not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”;
•	is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
•
provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form)), or holds its notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that the interest is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business. Except to the extent otherwise provided under an applicable income tax treaty, if you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a U.S. person, as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable U.S. income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.
Sale, exchange, redemption or other taxable disposition of the notes
Subject to the discussion below under “— Backup withholding and information reporting” and “— Foreign Account Tax Compliance,” and except to the extent otherwise provided under an applicable income tax treaty, any gain realized by a non-U.S. holder on the sale, exchange, redemption or other disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required under an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment or fixed base in the United States); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.
If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale. If you are a corporation, then you may also be required to pay a branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) on any such effectively connected gain. If you are an individual described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the U.S. source capital gain derived from the sale, exchange or other disposition (or at a reduced rate under an applicable income tax treaty), which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States. You should consult any applicable income tax treaties that may provide for different rules. In addition, you are urged to consult your tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the notes.
Backup withholding and information reporting
If you are a non-U.S. holder, in general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under “— Payments of interest on the notes.” In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we will be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you and any proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.
You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance
Sections 1471 through 1474 of the Code (referred to as “FATCA”) and Treasury Regulations thereunder, when applicable, generally impose a U.S. federal withholding tax of 30% on any U.S.-source interest paid on debt obligations, such as the notes, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner (generally by providing the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form)); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form)). While such withholding would have applied also to payments of gross proceeds from the sale or other disposition (including any redemption) of the notes on or after January 1, 2019, proposed Treasury Regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph.
You should consult your tax advisor regarding the implications of FATCA on your investment in the notes.

CERTAIN DUTCH TAX CONSIDERATIONS
This section outlines certain material Dutch withholding tax consequences of payments of principal or interest made by a Dutch Guarantor in respect of the notes. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding cautions.
This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates, tax brackets and deemed returns applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to the “Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.
This section is intended as general information only and is not Dutch tax advice or a description of the material Dutch tax consequences relating to the acquisition, holding and disposal of the notes. Holders or prospective holders of notes should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of the notes in light of their particular circumstances.
This section does not describe any Dutch tax considerations or consequences arising from the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024; the Dutch implementation of Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the European Union) which may be relevant for a particular holder.
Withholding Tax
All payments of principal or interest made by or on behalf of a Dutch Guarantor under the notes may be made free of withholding or deduction of, for or on account of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, except that Dutch withholding tax at a rate of 25.8% (rate for 2026) may apply with respect to payments of interest made or deemed to be made by or on behalf of a Dutch Guarantor, if the interest payments are made or deemed to be made to a Related Entity (as defined below), if such Related Entity:
(i)
is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(ii)	has a permanent establishment located in a Listed Jurisdiction to which the interest payment is attributable; or
(iii)
is entitled to the interest payment with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv)	is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another entity as the recipient of the interest (a hybrid mismatch); or
(v)	is not resident in any jurisdiction (also a hybrid mismatch); or
(vi)
is a reverse hybrid (within the meaning of Article 2(11) of the Dutch Corporate Income Tax Act; Wet op de vennootschapsbelasting 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest in the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to Dutch withholding tax in respect of the payments of interest without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of this section:
•
“Related Entity” means an entity (i) that has a Qualifying Interest in a Dutch Guarantor, (ii) in which a Dutch Guarantor has a Qualifying Interest or (iii) in which a third party has a Qualifying Interest if such third party also has a Qualifying Interest in a Dutch Guarantor.

•
“Qualifying Interest” means a direct or indirectly held interest – either by an entity individually or, if an entity is part of a Qualifying Unity, jointly – that enables such entity or such Qualifying Unity to exercise a definitive influence over another entity’s decisions and allows it to determine that other entity’s activities (as interpreted by the European Court of Justice in case law on the right of freedom of establishment (vrijheid van vestiging)).

•
“Qualifying Unity” means entities acting together with the main purpose or one of the main purposes of avoiding Dutch conditional withholding tax at the level of any of those entities (kwalificerende eenheid).

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes, including any interest therein, by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each as described in clauses (i), (ii), and (iii) referred to herein, a “Plan”).
General fiduciary matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. It is not intended that any of the Issuer, the underwriters, or their respective affiliates (the “Transaction Parties”) will act in a fiduciary capacity with respect to any Covered Plan in connection with its investment in a note, or any interest therein, offered pursuant to this prospectus supplement.
In considering an investment in the notes, or any interest therein, with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. A fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed above under “Risk Factors,” in determining whether an investment in the notes, or any interest therein, satisfies these requirements.
Prohibited transaction issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of Section 3(14) of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
For example, the acquisition and/or holding of the notes, or any interest therein, by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may apply to the acquisition and holding of the notes, or any interest therein. These class exemptions include, without limitation, PTCE 84-14 covering transactions determined by independent qualified professional asset managers, PTCE 90-1 covering insurance company pooled separate accounts, PTCE 91-38 covering bank collective investment funds, PTCE 95-60 covering insurance company general accounts and PTCE 96-23 covering transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person that is a party in interest or disqualified person with respect to the Covered Plan solely by reason of providing services to the Covered Plan or having a relationship with such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to all possible prohibited transactions that may arise in connection with the acquisition and holding of the notes, or any interest therein, or that all of the conditions of any such exemption will be satisfied.
Plans that are “governmental plans” (as defined in Section 3(32) of ERISA and Section 414(d) of the Code), certain “church plans” (as defined in Section 3(33) of ERISA and Section 414(e) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable Similar Laws.
Because of the foregoing, the notes, or any interest therein, should not be purchased or held by any person investing plan assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.
Representation
By acceptance of a note, or any interest therein, each purchaser and subsequent transferee of the note, or any interest therein, will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to invest in the note, or any interest therein, constitutes plan assets of any Plan or (ii) the investment in the note, or any interest therein, by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes, or any interest therein, on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes, or any interest therein.
The sale of notes, or any interest therein, to a Plan is in no respect a representation or recommendation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.
Purchasers of the notes, or any interest therein, have the exclusive responsibility for ensuring, to the extent applicable, that their purchase and holding of the notes, or any interest therein, complies with the relevant legal requirements, including the fiduciary responsibility rules of ERISA and any applicable Similar Laws, and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

UNDERWRITING
BNP PARIBAS, Citigroup Global Markets Limited and Goldman Sachs & Co. LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement among the Issuer, the Initial Guarantors and the representatives, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
BNP PARIBAS	€
Citigroup Global Markets Limited	€
Goldman Sachs & Co. LLC	€
Barclays Bank PLC	€
Deutsche Bank AG, London Branch	€
DNB Bank ASA	€
ING Bank N.V., Belgian Branch	€
J.P. Morgan Securities PLC	€
Merrill Lynch International	€
Mizuho International plc	€
Morgan Stanley & Co. International plc	€
PNC Capital Markets LLC	€
SMBC Bank International plc	€
Scotiabank (Ireland) Designated Activity Company	€
Société Générale	€
Standard Chartered Bank	€
Academy Securities, Inc.	€
R. Seelaus & Co., LLC	€
Total	€

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to certain dealers at prices that represent a concession not in excess of   % of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of   % of the principal amount of the notes to certain other dealers. The underwriters may offer and sell notes through certain of their affiliates. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note	%
Total	€

In the underwriting agreement, we have agreed that:
•
We will not offer or sell any of our debt securities (other than the notes) from the date of this prospectus supplement through and including the date of settlement without the prior consent of the representatives.

•
In addition to the underwriting discounts discussed above, we will pay our expenses related to the offering, which we estimate will be €   . The rate used to convert expenses payable in U.S. dollars to euro was    , which is the exchange rate reported by    on    , 2026.

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities for which there is currently no established trading market. Application has been made for the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market, which is the exchange regulated market of Euronext Dublin. We cannot assure you that this application will be approved or that, if approved, such listing will be maintained. The Global Exchange Market is not a regulated market for the purposes of MiFID II and UK MiFIR. The underwriters have advised us that they intend to make a market in the notes prior to the commencement of any trading on the Global Exchange Market, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.
We expect that delivery of the notes will be made against payment therefor on or about    , 2026, which will be the business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+   ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day preceding the closing date will be required, by virtue of the fact that the notes initially will settle T+    , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to one business day before settlement should consult their own advisor.
Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to us and our affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. In addition, we intend to use the net proceeds from this offering to fund the repayment of amounts borrowed under the Revolving Credit Facility in June 2026 in connection with the repayment of the 2026 Senior Notes. Certain of the underwriters and/or their affiliates are lenders under the Revolving Credit Facility and, as a result, may receive a portion of the net proceeds from this offering. See “Use of Proceeds.”
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Respective affiliates of certain of the underwriters are lenders under our Revolving Credit Facility. Any amounts borrowed under the Revolving Credit Facility in connection with the repayment of the 2026 Senior Notes will be repaid using net proceeds from this offering and, as a result, such affiliates may receive in excess of 5% of the net proceeds of this offering, not including underwriting compensation. The receipt by any such underwriter and its affiliates of an aggregate amount in excess of 5% of the net proceeds from this offering would constitute a “conflict of interest” under FINRA Rule 5121 for each such underwriter. Consequently, this offering will be conducted in accordance with the applicable requirements of FINRA Rule 5121. FINRA Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are expected to be investment grade rated.
Selling Restrictions
The notes are offered for sale in those jurisdictions in the United States, Europe and elsewhere where it is lawful to make such offers. The notes will not be offered, sold or delivered directly or indirectly, nor will this prospectus supplement or any other offering material relating to the notes be distributed, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.
Notice to prospective investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
If applicable, pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to prospective investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
In the UK, this prospectus supplement and any other material in relation to the notes are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the POATRs) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons”. In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.
Notice to prospective investors in Switzerland
This prospectus supplement and the accompanying prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)	to any person which is a professional client as defined under the FinSA; or
(b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to prospective investors in Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances, which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes, which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed (1) that it has not offered or sold any notes or (2) caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in Australia
This prospectus supplement:
•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The notes may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the notes may be issued, and no draft or definitive prospectus supplement, advertisement or other offering material relating to any notes may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.

As any offer of notes under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those notes for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the notes you undertake to us that you will not, for a period of 12 months from the date of issue of the notes, offer, transfer, assign or otherwise alienate those notes to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in Dubai
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
Notice to prospective investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.
Notice to prospective investors in Brazil
The offer and sale of the notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The notes will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the notes through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these notes on regulated securities markets in Brazil is prohibited.

VALIDITY OF THE NOTES AND THE GUARANTEES
Certain legal matters in connection with this offering, including the validity of the notes and the guarantees with respect to New York law, will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters with respect to Dutch and Pennsylvania law will be passed upon by NautaDutilh N.V. and Parker Poe Adams & Bernstein LLP, respectively. The underwriters have been represented in connection with this offering by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements of Viatris Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of Viatris Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of such firm given on the authority as experts in accounting and auditing.

PROSPECTUS

VIATRIS INC.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
UNITS
GUARANTEES OF DEBT SECURITIES
Viatris Inc. may, from time to time, offer and sell debt securities, common stock, preferred stock, warrants, rights and units, and Mylan Inc., Mylan II B.V. and Utah Acquisition Sub Inc. may guarantee the principal of, and premium (if any) and interest on, any such debt securities of Viatris Inc. The debt securities may be convertible into or exercisable or exchangeable for common stock of Viatris Inc., other securities of Viatris Inc. or the debt or equity securities of one or more other entities.
We refer to the debt securities and the guarantees thereof, common stock, preferred stock, warrants, rights and units of Viatris Inc. registered hereunder collectively as the “securities” in this prospectus.
In addition, selling securityholders to be named in a prospectus supplement may, from time to time, offer and sell securities in such amounts and on such terms as are set forth in such prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sale of the securities by any selling securityholder.
This prospectus describes some of the general terms that may apply to the offering of securities registered hereunder. The specific terms of each series or class of the securities to be offered, and any other information relating to such offering of securities, will be set forth in the applicable prospectus supplement or the applicable free writing prospectus. The applicable prospectus supplement or free writing prospectus will also contain information, where applicable, about material U.S. federal and Dutch income tax consequences relating to, and any listing on a securities exchange of, the securities offered by such prospectus supplement or free writing prospectus. Any prospectus supplement or free writing prospectus may add to, update or change the information in this prospectus.
The securities may be offered directly by us or any selling securityholder, as applicable, through one or more underwriters, dealers or agents or directly to purchasers, or through a combination of such methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents and any purchase price, fee, commission or discount arrangement between us or any selling securityholder and them or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or free writing prospectus. See “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement or free writing prospectus describing the method and terms of the offering of such series of securities.
Our common stock is listed on the NASDAQ Stock Market (“NASDAQ”) under the symbol “VTRS”. On May 7, 2025, the last reported sale price of our common stock on NASDAQ was $8.60 per share. Our principal executive offices are located at 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and our telephone number is (724) 514-1800. Our Internet website address is www.viatris.com. The contents of our website are not incorporated by reference in this prospectus (except for the information expressly incorporated herein by reference as described in “Incorporation of Certain Documents by Reference”) and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Investing in the securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 7 of this prospectus and under any similar headings in any applicable prospectus supplement or free writing prospectus and in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated May 8, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using an automatic “shelf” registration process. By registering securities under the Registration Statement using this process, we or any selling securityholder may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings in any manner described under the heading “Plan of Distribution” in this prospectus. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. We may also provide one or more free writing prospectuses containing material information relating to the applicable offering. Any prospectus supplement or free writing prospectus that we provide you may add to, update or change the information in this prospectus or in any documents incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus; provided that if any information in any of these documents is inconsistent with any information in another document having a later date, the information in the document having the later date modifies or supersedes, as applicable, the information in the document having an earlier date. You should read carefully this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.
The securities may be offered directly by us or any selling securityholder, as applicable, through one or more underwriters, dealers or agents or directly to purchasers, or through a combination of such methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents and any purchase price, fee, commission or discount arrangement between us or any selling securityholder and them or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or free writing prospectus. See “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement or free writing prospectus describing the method and terms of the offering of such series of securities.
We are responsible for the information contained in this prospectus and any prospectus supplement or free writing prospectus or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different from or inconsistent with, or in addition to, such information and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is correct as of any date after the date of the document containing the information. Since the respective dates of the prospectus contained in the Registration Statement and any prospectus supplement or free writing prospectus, our business, financial condition, results of operations and prospects may have changed. Except as required by law, we undertake no obligation to update any information contained or incorporated by reference herein for revisions or changes after the date of this prospectus.
This prospectus and any prospectus supplement or free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities registered pursuant to the Registration Statement and do not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction in which, or from any person to whom, it is unlawful to make such an offer or solicitation.
In this prospectus, unless otherwise indicated herein or the context otherwise indicates, the terms the “Company,” “Viatris,” “our,” “us” and “we” refer to Viatris Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the terms mean only Viatris Inc. “Utah Acquisition Sub Inc.” refers to Utah Acquisition Sub Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the term means only Utah Acquisition Sub Inc. “Mylan II B.V.” refers to Mylan II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the term means only Mylan II B.V. “Mylan Inc.” refers to Mylan Inc., a Pennsylvania corporation, and, where appropriate, its consolidated subsidiaries, except where it is clear from the context that the term means only Mylan Inc. Unless otherwise indicated in this prospectus or the context otherwise indicates, the “guarantors” means Utah Acquisition Sub Inc., Mylan II B.V. and Mylan Inc.

WHERE YOU CAN FIND MORE INFORMATION
Viatris files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website from which interested parties can electronically access our SEC filings, including the Registration Statement of which this prospectus is a part and the exhibits and schedules thereto. The address of that site is http://www.sec.gov. We also make available free of charge on our Internet website address, www.viatris.com, all materials that we electronically file with the SEC. The contents of the SEC’s website and our website are not incorporated by reference in this prospectus (except for the information expressly incorporated herein by reference as described in “Incorporation of Certain Documents by Reference”) and shall not be deemed “filed” under the Exchange Act.
We have filed with the SEC the Registration Statement, including exhibits and schedules to the Registration Statement, of which this prospectus is a part, under the Securities Act, pursuant to which the securities offered by this prospectus are registered. This prospectus does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto, as permitted by the rules and regulations of the SEC. For further information about us and the securities, you should refer to the Registration Statement, of which this prospectus is a part, including the exhibits and schedules to the Registration Statement. This prospectus and any prospectus supplement or free writing prospectus summarize what we consider to be material provisions of certain documents. Statements contained in this prospectus or any prospectus supplement or free writing prospectus as to the contents of any contract or other document referred to in this prospectus or any prospectus supplement or free writing prospectus are not necessarily complete and, where that contract or other document is an exhibit to the Registration Statement or incorporated by reference therein, each statement is qualified in all respects by the exhibit or incorporated document to which the reference relates.
Moreover, the documents included as exhibits to the Registration Statement of which this prospectus forms a part or incorporated by reference into this prospectus or the applicable prospectus supplement or free writing prospectus are intended to provide you with information regarding the terms of such documents and not to provide any other factual or disclosure information about us or the other parties to such documents. Such documents may contain representations, warranties, covenants and other agreements by each of the parties to the applicable document. These representations, warranties, covenants and other agreements have been made solely for the benefit of the other parties to the applicable document and:
•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties to such documents if those statements prove to be inaccurate;
•	may be qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;
•	may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We “incorporate by reference” certain information into this prospectus from certain documents that Viatris has filed with the SEC. This information is considered to be part of this prospectus, except for any information that is superseded or modified by information included directly in this prospectus. This prospectus incorporates by reference the documents set forth below (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) that Viatris has previously filed with the SEC. These documents contain important information about us, including our financial condition, results of operations and descriptions of our businesses.
•	Annual Report on Form 10-K of Viatris for the year ended December 31, 2024, filed on February 27, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed on April 30, 2025;
•	Quarterly Report on Form 10-Q of Viatris for the quarter ended March 31, 2025, filed on May 8, 2025;
•	Current Reports on Form 8-K of Viatris, filed on February 27, 2025 (Item 8.01 only), May 5, 2025 (Item 5.02 only) and May 8, 2025 (Item 8.01 only); and
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the description of our capital stock contained in Exhibit 4.9 to the Annual Report on Form 10-K of Viatris for the year ended December 31, 2023, filed on February 28, 2024, as supplemented by any subsequent amendments and reports filed for the purpose of updating such description.

In addition, we hereby further incorporate by reference into this prospectus additional documents that Viatris may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of this prospectus until all of the securities offered pursuant to this prospectus have been sold or the offering of such securities hereunder has been terminated (other than any report or document, or portion of a report or document, that is furnished under applicable SEC rules rather than “filed”).
Any statement contained herein or in any document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
You can obtain any of the documents incorporated by reference into this prospectus from the SEC, through the SEC’s website at the address described above or from us by requesting them in writing or by telephone at the following address:
Viatris Inc.
Attention: Investor Relations
1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317
Tel: (724) 514-1800
We will furnish without charge to each person, including any beneficial owner of our securities, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus, excluding any exhibits other than those that are specifically incorporated by reference into this prospectus.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated herein by reference, contain “forward-looking statements.”
These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the offering of securities registered hereunder, the goals or outlooks with respect to the Company’s strategic initiatives and priorities, including but not limited to divestitures, acquisitions, strategic alliances, collaborations or other potential transactions; the benefits and synergies of such divestitures, acquisitions, strategic alliances, collaborations or other potential transactions, or restructuring programs; future opportunities for the Company and its products; and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, share repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock value, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:
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the possibility that the Company may not realize the intended benefits of, or achieve the intended goals or outlooks with respect to its strategic initiatives and priorities (including divestitures, acquisitions, strategic alliances, collaborations or other potential transactions) or accelerate its growth by building on the strength of its base business with an expanding portfolio of innovative, best-in-class, patent-protected assets;

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the possibility that the Company may be unable to achieve intended or expected benefits, goals, outlooks, synergies, growth opportunities and operating efficiencies in connection with divestitures, acquisitions, strategic alliances, collaborations or other transactions or restructuring programs, within the expected timeframes or at all;

•	the ongoing risks and uncertainties associated with our recent divestitures;
•	goodwill or impairment charges or other losses;
•	the Company’s failure to achieve expected or targeted future financial and operating performance and results;
•	the potential impact of natural or man-made disasters, public health outbreaks, epidemics, pandemics or social disruption in regions where we or our partners or suppliers operate;
•	actions and decisions of healthcare and pharmaceutical regulators;
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changes in relevant laws, regulations and policies and/or the application or implementation thereof, including but not limited to tax, healthcare and pharmaceutical laws, regulations and policies globally;

•	the ability to attract, motivate and retain key personnel;
•	the Company’s liquidity, capital resources and ability to obtain financing;
•	any regulatory, legal or other impediments to the Company’s ability to bring new products to market, including but not limited to “at-risk launches”;
•	products in development that receive regulatory approval may not achieve expected levels of market acceptance, efficacy or safety;
•	longer review, response and approval times as a result of evolving regulatory priorities and reductions in personnel at health agencies;
•	success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products;

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any changes in or difficulties with the Company’s manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand;

•	the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company;
•	any significant breach of data security or data privacy or disruptions to our IT systems;
•	risks associated with having significant operations globally;
•	the ability to protect intellectual property and preserve intellectual property rights;
•	changes in third-party relationships;
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the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following an adverse regulatory action, acquisition or divestiture;

•	the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products;
•	changes in the economic and financial conditions of the Company or its partners;
•	uncertainties regarding future demand, pricing and reimbursement for the Company’s products;
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uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, potential for adverse impacts from future tariffs and trade restrictions, inflation rates and global exchange rates; and

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inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis.

For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A in the Annual Report on Form 10-K of Viatris for the year ended December 31, 2024, as amended, and Viatris’ subsequent filings with the SEC. In addition, risks related to the securities are more fully discussed in the section entitled “Risk Factors” on page 7 of this prospectus.
You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. The contents of the SEC’s website and our website are not incorporated by reference in this prospectus (except for the information expressly incorporated herein by reference as described in “Incorporation of Certain Documents by Reference”) and shall not be deemed “filed” under the Exchange Act. Viatris undertakes no obligation to update any statements herein for revisions or changes after the filing date of this prospectus other than as required by law.

OUR COMPANY
Viatris is a global healthcare company whose breadth and scale make it uniquely positioned to address healthcare needs globally. With a mission to empower people worldwide to live healthier at every stage of life, Viatris supplies high-quality medicines to approximately 1 billion patients around the world each year. The Company has a global footprint, an extensive portfolio of medicines that is well-diversified across therapeutic areas, a one-of-a-kind global supply chain designed to reach more people when and where they need them, and the scientific expertise to address some of the world's most enduring health challenges.
Viatris’ executive management team is focused on ensuring that the Company is optimally structured and efficiently resourced to deliver sustainable value to patients, shareholders, customers and other key stakeholders. The Company operates in more than 165 countries and territories with approximately 32,000 employees. The Company has 26 manufacturing and packaging sites worldwide, more than 1,400 approved molecules and industry leading commercial, R&D, regulatory, manufacturing, legal and medical expertise. Viatris’ portfolio consists of generics (including complex products), globally recognized iconic brands, and an expanding portfolio of innovative medicines. Viatris is headquartered in the U.S., with global centers in Pittsburgh, Pennsylvania, Shanghai, China and Hyderabad, India.
Viatris has four reportable segments: Developed Markets, Greater China, JANZ, and Emerging Markets. The Company reports segment information on the basis of markets and geography, which reflects its focus on bringing its large and diversified portfolio of branded and generic products, including complex products, to people on markets everywhere. Our Developed Markets segment comprises our operations primarily in North America and Europe. Our Greater China segment includes our operations in mainland China, Taiwan and Hong Kong. Our JANZ segment consists of our operations in Japan, Australia and New Zealand. Our Emerging Markets segment encompasses our presence in more than 125 countries with developing markets and emerging economies including in Asia, Africa, Eastern Europe, Latin America and the Middle East as well as the Company’s ARV franchise.
Viatris Inc. is a Delaware corporation. Viatris Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Utah Acquisition Sub Inc., a Delaware corporation, is a wholly owned indirect subsidiary of Viatris. Utah Acquisition Sub Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Mylan II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, is a wholly owned indirect subsidiary of Viatris. Mylan II B.V.’s principal executive offices are located at Krijgsman 20, 1186 DM Amstelveen, the Netherlands. Mylan Inc., a Pennsylvania corporation, is a wholly owned indirect subsidiary of Viatris. Mylan Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Viatris’ common stock is listed on NASDAQ under the symbol “VTRS”. Our Internet website address is www.viatris.com. The contents of our website are not incorporated by reference in this prospectus and shall not be deemed “filed” under the Exchange Act. Additional information about Viatris is included in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should consider carefully the information under the heading “Risk Factors” in the Annual Report on Form 10-K of Viatris for the fiscal year ended December 31, 2024, as updated by subsequent annual, quarterly and other reports or documents we file with the SEC that are incorporated by reference herein. You should also carefully consider the other information included in this prospectus or the applicable prospectus supplement or free writing prospectus and other information incorporated by reference herein or therein. Each of the risks included or incorporated by reference herein or therein could result in a decrease in the value of our securities and your investment therein. Although we have tried to discuss what we believe are key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance or the values of the securities. The information contained in, and incorporated by reference into, this prospectus and any prospectus supplement or free writing prospectus includes forward-looking statements that involve risks and uncertainties, and we refer you to the “Cautionary Language Regarding Forward-Looking Statements” section in this prospectus.

SELLING SECURITYHOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a WKSI, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC or other permitted methods. We may register these securities to permit securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay some or all of the expenses incurred with respect to the registration of the securities owned by the selling securityholders. In connection with any sale of securities by a selling securityholder, we will disclose the amount of securities to be registered and sold and other terms of the securities being sold by such selling securityholder.

USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement or free writing prospectus, the net proceeds from the sale of the securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes, including refinancing existing indebtedness.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sale of our securities by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description outlines certain general terms and provisions of the debt securities and any applicable guarantees offered pursuant to this prospectus. This information does not purport to be complete and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of global note. We have filed a form of senior debt indenture (the “Senior Indenture Form”), a form of subordinated debt indenture (the “Subordinated Indenture Form”) and a form of junior subordinated debt indenture (the “Junior Subordinated Indenture Form”) with the SEC as an exhibit to the Registration Statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy of each form of indenture. Each indenture pursuant to which any series of debt securities is offered will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms and provisions of any series of debt securities and any variations from the general terms and provisions set forth below and the respective forms of indenture filed as an exhibit to the Registration Statement of which this prospectus is a part will be described in the applicable prospectus supplement or free writing prospectus.
As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms the “Company,” “we,” “our” and “us” refer to Viatris Inc., as the issuer of the applicable series of debt securities, and not to any of its subsidiaries.
General
As used in this prospectus, “debt securities” means our direct unsecured obligations and may be evidenced by debentures, notes, bonds or other evidences of indebtedness. Material U.S. federal and Dutch income tax consequences and special considerations, if any, applicable to any debt securities will be described in the applicable prospectus supplement or free writing prospectus.
Unless the applicable prospectus supplement states otherwise, (i) senior debt securities will be issued under one or more indentures, substantially in the form of the Senior Indenture Form, from time to time in one or more series and may be established pursuant to a supplemental indenture or a company order, (ii) subordinated debt securities will be issued under one or more indentures, substantially in the form of the Subordinated Indenture Form, from time to time in one or more series and may be established pursuant to a supplemental indenture or a company order and (iii) junior subordinated debt securities will be issued under one or more indentures, substantially in the form of the Junior Subordinated Indenture Form, from time to time in one or more series and may be established pursuant to a supplemental indenture or a company order. The indentures will be between us and The Bank of New York Mellon, as trustee. The indentures will not limit the aggregate principal amount of debt securities that may be issued thereunder. The indentures will allow us to “reopen” a previously issued series of debt securities and issue additional debt securities of that series.
We will describe in the applicable prospectus supplement or free writing prospectus any additional or different terms relating to a series of debt securities, including:
•	title, aggregate principal amount and, if a series, the total principal amount authorized and the total principal amount outstanding;
•	whether the securities are senior, subordinated or junior subordinated debt securities;
•	provisions relating to conversion or exchange of debt securities into any securities or property;
•	percentage(s) of principal amount at which such securities will be issued, including any original issue discount;
•	issuance date;
•	maturity date(s);
•	interest rate(s), which may be fixed rate or variable rate, or the method for determining the interest rate(s);
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date(s) on which interest will accrue or the method for determining dates on which interest will accrue, the date(s) on which interest will be payable, the record date(s) for such interest payment date(s) and the basis on which interest will be calculated;

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whether interest will be payable in cash or in additional debt securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);

•	the identities of guarantors, if any, and the terms on which the payment of interest, premium (if any) and principal on the debt securities will be guaranteed by such guarantors;
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whether, and under which circumstances, if any, additional amounts on the debt securities will be payable and whether, and the terms on which, debt securities will be redeemable if such additional amounts are payable;

•	mandatory or optional redemption or early repayment provisions;
•	authorized dollar amounts of denominations;
•	form;
•	amount of discount or premium, if any, with which such securities will be issued;
•	whether such securities will be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary or depositaries for global securities;
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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
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currency, currencies or currency units in which the debt securities are denominated and in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

•	securities exchange(s) on which the securities will be listed, if any;
•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the applicable indenture;
•	provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture;
•	provisions, if any, granting special rights upon the occurrence of specified events;
•	any restriction of transferability, sale or assignment of the series;
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whether the debt securities of a series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness; and

•	additional terms subject to the applicable provisions of the applicable indenture.
Our debt securities may be issued at an original issue discount meaning that such securities’ stated redemption price at maturity exceeds their issue price by more than a de minimis amount. Any of our debt securities issued at a substantial discount to their stated principal amount, bearing no interest or bearing interest at a rate that at the time of issuance is below the prevailing market rate are deemed issued at an original issue discount. The applicable prospectus supplement or free writing prospectus pursuant to which such debt securities are offered will describe the material U.S. federal and, if applicable, Dutch income tax, accounting and other considerations applicable to securities issued at an original issue discount.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currency or other reference factor to which the amount payable on such date is linked and certain additional material U.S. federal and, if applicable, Dutch income tax considerations will be set forth in the applicable prospectus supplement or free writing prospectus.
In addition, the applicable prospectus supplement or free writing prospectus will describe whether any underwriter, dealer or agent will act as a market maker for the debt securities offered thereby and the extent to which a secondary market for such securities is or is not expected to develop.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for shares of our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.
Global Securities
Unless otherwise provided in the applicable prospectus supplement or free writing prospectus with respect to a series of debt securities, the following provisions will apply for each series of our debt securities.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
We expect the debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement or free writing prospectus, debt securities may be transferred or exchanged at the principal corporate trust office of the trustee.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement or free writing prospectus relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the applicable prospectus supplement or free writing prospectus relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary (“participants”). Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
•
any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

•	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
•	any other matter relating to the actions and practices of the depositary, its nominee or its participants.
Neither we, the trustee, any paying agent or registrar for such debt securities or any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement or free writing prospectus.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. The global security of a series shall also be exchangeable for individual debt securities of such series if an event of default with respect to such series of debt securities shall have happened and be continuing. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued will generally be issued as securities in registered form in denominations, unless otherwise specified by us, of $2,000 and integral multiples of $1,000 thereof.
Guarantees
The debt securities issued by Viatris Inc. may be fully and unconditionally guaranteed by any of Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and certain of Viatris Inc.’s other subsidiaries. Any such guarantees will be joint and several obligations of Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and any other guarantors, as applicable. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and any other guarantors, as applicable. If a series of debt securities is to be guaranteed by any of Viatris Inc.’s other subsidiaries, we will file a post-effective amendment to the Registration Statement of which this prospectus is a part to register such guarantees.
The obligations of Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and any other guarantors under any such guarantees may be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable guarantor without rendering the guarantee, as it relates to such guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The terms of any guarantees will be set forth in the applicable prospectus supplement or free writing prospectus.
Certain Covenants
If debt securities are issued, the applicable indenture, as supplemented for a particular series of debt securities, may contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable to such series of debt securities (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the applicable prospectus supplement or free writing prospectus. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement or free writing prospectus relating to such series of debt securities.
Consolidation, Merger and Sale of Assets
Under each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part, the Company may not consolidate with any other entity or accept a merger of any other entity into the Company or permit the Company to be merged into another entity, or sell or lease all or substantially all its assets to another entity, unless:
(1)
either the Company shall be the continuing entity or the successor, transferee or lessee entity, if other than the Company (the “Successor Company”), shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all the obligations of the Company under the debt securities and the indenture;

(2)	immediately after such transaction, no default shall have occurred and be continuing; and
(3)
the Company shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale or lease and such supplemental indenture comply with the indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets or one or more subsidiaries of the Company, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Reports
Under each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company is required to file with the SEC and provide the trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) the Company will not be required to provide the trustee with any such information, documents and reports that are filed with the SEC and (b) the Company will not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings; provided further, however, that if the SEC does not permit such filings, the Company will be required to provide to holders of any debt securities issued under the indenture any such information, documents or reports that are not so filed.

Events of Default
Under each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part, each of the following constitutes an “event of default” with respect to any series of debt securities:
(1)
a failure to pay interest on the debt securities of such series that continues for a period of 30 days after payment is due; provided that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the debt securities of that series;

(2)
a failure to pay the principal or premium, if any, on the debt securities of such series when due upon maturity, redemption (otherwise than pursuant to a sinking fund), acceleration or otherwise; provided that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the debt securities of that series;

(3)	a failure to comply with the covenant described above under the caption “—Consolidation, Merger and Sale of Assets”;
(4)
a failure to comply with (x) any of the Company’s and the guarantors’ other applicable agreements contained in the applicable indenture and applicable to the debt securities of such series (other than (i) a failure that is subject to the foregoing clause (1), (2) or (3) or (ii) a failure to comply with the covenant described above under the caption “—Reports”) for a period of 60 days after receipt by the Company of written notice of such failure from the trustee for the debt securities of such series (or receipt by the Company and the trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of debt securities) or (y) the requirements set forth in the covenant described above under the caption “—Reports” for a period of 120 days after receipt by the Company of written notice of such failure from the trustee for the debt securities of such series (or receipt by the Company and the trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of debt securities);

(5)
with respect to senior debt securities, one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any significant subsidiary of the Company has outstanding indebtedness in excess of $250.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such indebtedness at its stated final maturity and such default has not been cured or the indebtedness repaid in full within 20 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such indebtedness and such acceleration has not been rescinded or such indebtedness repaid in full within 20 days of the acceleration;

(6)
with respect to senior debt securities, one or more judgments or orders that exceed $250.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any significant subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;

(7)
any guarantee by a significant subsidiary of the Company of the Company’s Indenture Obligations (as defined in the applicable indenture) under such series of debt securities shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any significant subsidiary of the Company or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the applicable indenture and any such guarantee by such significant subsidiary of the Company’s Indenture Obligations under such series of debt securities, and any such default continues for 10 days;

(8)	certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its significant subsidiaries;
(9)
the failure of the Company to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of a debt security of such series, which failure shall have continued unremedied for a period of 30 days; and

(10)	the occurrence of any other event of default with respect to debt securities of such series as described in the applicable prospectus supplement or free writing prospectus.

Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part provides that if there is a continuing event of default (other than an event of default under clause (8) above with respect to the Company) with respect to any series of debt securities outstanding under such indenture, either the trustee for the debt securities of such series or the holders of at least 25% of the outstanding principal amount of the debt securities of such series may declare the principal amount of all of the debt securities of such series to be due and payable immediately. In addition, at any time after the trustee or the holders, as the case may be, declare an acceleration with respect to the debt securities of such series, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding debt securities of such series may, under certain conditions, cancel such acceleration if the Company has cured all events of default (other than the nonpayment of accelerated principal) with respect to the debt securities of such series or all such events of default have been waived as provided in such indenture. For information as to waiver of defaults, see “—Modification and Waiver.” If an event of default specified in clause (8) above with respect to the Company occurs, all outstanding debt securities shall become due and payable without any further action or notice.
Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part provides that, subject to the duties of the trustee to act with the required standard of care if it has received written notice of a continuing event of default, the trustee need not exercise any of its rights or powers under such indenture at the request or direction of any of the holders of debt securities of any series, unless such holders have offered to the trustee security and/or indemnity to its satisfaction. Subject to such provisions for security and/or indemnification of the trustee and certain other conditions and except as otherwise provided in the applicable indenture, the holders of a majority in principal amount of the outstanding debt securities of any series issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power the trustee holds with respect to the debt securities of such series.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy unless:
•
the trustee has failed to institute such proceeding for 60 days after the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request, and offered to the trustee reasonable security and/or indemnity satisfactory to it to institute such proceeding as trustee; and

•	the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction that is inconsistent with such request.
However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such debt security on or after the date or dates they are to be paid as expressed in such debt security and to institute suit for the enforcement of any such payment.
The Company will be required to furnish to the trustee annually a statement as to the absence of certain defaults under each indenture under which debt securities have been issued and remain outstanding. Each indenture will provide that the trustee need not provide holders of the debt securities notice of any default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of the debt securities not to provide such notice. Upon becoming aware of any default or event of default with respect to a series of debt securities, the Company will deliver forthwith to the trustee for such series of debt securities an officer’s certificate specifying such default or event of default and the action the Company is taking, or proposes to take, with respect thereto.
Modification and Waiver
Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part contemplates that we, any guarantors and the trustee may modify or amend the indenture without the consent of any holder of a debt security of any series to:
•	cure any ambiguity, defect, mistake or inconsistency in the applicable indenture;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
comply with the provisions described above under the caption “—Consolidation, Merger and Sale of Assets” or the covenant in the applicable indenture governing guarantees, including to provide for or evidence the release of any guarantor in accordance with the terms thereof;

•
evidence and provide for the acceptance of appointment by a successor trustee and add to or change any provisions of the indenture as shall be necessary for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the applicable indenture;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture or any supplemental indenture thereto under the Trust Indenture Act;
•
make any change that would provide any additional rights or benefits to the holders of the debt securities of such series or that does not adversely affect in any material respect the legal rights under the applicable indenture of the holders of the debt securities of such series;

•	secure any series of debt securities;
•	establish the form and terms of securities of any series pursuant to the applicable indenture, or authorize the issuance of additional debt securities of a series previously authorized;
•	add covenants for the benefit of the holders of such series of debt securities or to surrender any right or power conferred upon the Company or any guarantor;
•
conform the text of the applicable indenture, any supplemental indenture thereto, the debt securities or any guarantees thereof to the extent a provision thereof was intended to be a substantially verbatim recitation of the applicable provision of the “Description of Debt Securities and Guarantees” or the “Description of Notes and Guarantees” (or comparable section) contained in the applicable registration statement, prospectus, prospectus supplement, free-writing prospectus or offering memorandum;

•	allow any guarantor to execute a supplemental indenture and/or guarantee with respect to the debt securities of any series;
•
add to, change or eliminate any of the provisions of the applicable indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (A) neither apply to any debt security of any series created under such indenture prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (B) become effective only when there is no such debt security outstanding;

•
supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities;

•	prohibit the authentication and delivery of additional series of debt securities;
•
solely with respect to the subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities; and

•
solely with respect to the junior subordinated debt indenture, to make any changes to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities or subordinated debt securities.

Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part contemplates that we, any guarantors and the trustee may modify or amend the indenture as it applies to a series of the debt securities outstanding under such indenture with the consent of the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series affected by the modification or amendment. However, no such modification or amendment may, without the consent of each holder of debt securities of a series affected thereby outstanding under such indenture:
•
extend the due date of the principal of, or any installment of principal of or interest on, the debt securities of such series, or reduce the amount of the principal of an original issue discount security;

•	materially adversely affect the economic terms of a right to convert or exchange any debt security of such series, if any;
•	reduce the principal amount of, or any premium or interest rate on, the debt securities of such series;

•	change the place or currency of payment of principal of, or any premium or interest on, the debt securities of such series;
•	reduce the amount payable upon the redemption of any debt security of such series;
•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities of such series after the due date thereof; or
•
reduce the percentage in principal amount of the debt securities of such series then outstanding, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

In addition, the subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment, and the junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior indebtedness and subordinated indebtedness that would be adversely affected by such amendment.
The holders of a majority of the principal amount of then outstanding debt securities of a series may waive future compliance with certain restrictive covenants of the indenture applicable to such series of debt securities. The holders of at least a majority in principal amount of then outstanding debt securities of any series may waive any past default with respect to such series under the indenture applicable to such series, except a failure by the Company to pay the principal of, or any premium or interest on, any debt securities of such series or a provision that cannot be modified or amended without the consent of the holders of all outstanding debt securities of such series.
In determining whether the holders of the required principal amount of a series of debt securities have concurred in any direction, notice, waiver or consent, debt securities owned by the Company, any subsidiary of the Company, or by any affiliate of the Company, will be considered as though not outstanding, except that for the purposes of determining whether the trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only debt securities that a responsible officer of the trustee actually knows are so owned will be so disregarded.
Satisfaction and Discharge and Defeasance
Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part will be discharged and will cease to be of further effect with respect to any series of debt securities issued thereunder upon:
•
either the delivery to the trustee for cancellation all debt securities of such series or, in the case of a series of debt securities that have become due and payable, will become due and payable within one year or have been called for redemption, the irrevocable deposit with the trustee in trust of cash, government obligations or a combination thereof sufficient to pay off the entire indebtedness on the debt securities of such series;

•	we or any guarantor has paid all sums payable by it with respect to such series of debt securities under the applicable indenture; and
•
we have delivered irrevocable instructions to the trustee for such series of debt securities under the applicable indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part allows us, at our option and subject to the satisfaction of certain conditions, to elect that we and any guarantors, as applicable, with respect to any series of debt securities issued thereunder, be:
•	deemed to have paid and discharged the entire indebtedness of the debt securities of such series and any guarantees thereof (a “legal defeasance option”); or
•
released from our obligations and any of our guarantor’s obligations under certain restrictive covenants in the indenture and, following such release, noncompliance with such covenants shall not constitute a default or an event of default (a “covenant defeasance option”).

If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants. The applicable prospectus supplement or free writing prospectus will describe the procedures we must follow in order to exercise our defeasance options.
Subordination Under the Subordinated Debt Indenture and Junior Subordinated Debt Indenture
Each of the subordinated debt indenture and junior subordinated debt indenture in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part provides that payment of the interest, premium (if any) and principal on and additional amounts (if any) with respect to debt securities issued under the subordinated debt indenture or junior subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in such indenture, (i) to all of our senior indebtedness, in the case of subordinated indebtedness, and (ii) to all of our senior indebtedness and subordinated indebtedness, in the case of junior subordinated indebtedness.
The subordinated debt indenture in the form initially filed as an exhibit to the Registration Statement of which this prospectus is a part defines senior indebtedness as the interest, premium (if any) and principal on and additional amounts (if any) on all of our indebtedness, whether incurred prior to, on or after the date of the subordinated debt indenture; provided that such senior indebtedness does not include any of our indebtedness which, by the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities. The junior subordinated debt indenture in the form initially filed as an exhibit to the Registration Statement of which this prospectus is a part defines senior indebtedness as the interest, premium (if any) and principal on and additional amounts (if any) on all of our indebtedness, whether incurred prior to, on or after the date of the junior subordinated indenture; provided that such senior indebtedness does not include any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, either has a subordinate or equivalent right to payment with the subordinated debt securities or has a subordinate or equivalent right to payment with the junior subordinated debt securities. For the avoidance of doubt, senior indebtedness also includes any senior debt securities.
Each of the subordinated debt indenture and junior subordinated debt indenture in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part define “indebtedness” in the same manner. The junior subordinated debt indenture in the form initially filed as an exhibit to the Registration Statement of which this prospectus is a part defines subordinated indebtedness as interest, premium (if any) and principal on and additional amounts (if any) on all of our indebtedness that is subordinated to any of our senior indebtedness, whether created, incurred or assumed prior to, on or after the date of the junior subordinated debt indenture; provided that subordinated indebtedness does not include any of our indebtedness which by the terms of the instrument creating or evidencing such indebtedness is specifically designated as being subordinated to or pari passu with the junior subordinated debt securities.
The subordinated debt indenture and junior subordinated debt indenture in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of senior indebtedness that we can incur. The junior subordinated debt indenture in the form initially filed as an exhibit to the Registration Statement of which this prospectus is a part does not limit the amount of subordinated indebtedness that we can incur. The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities or junior subordinated debt securities receive any payment on account of such subordinated debt securities or junior subordinated debt securities, in the event:
•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or
•
that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the interest, premium (if any) and principal on and additional amounts (if any) on the subordinated debt securities or junior subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Similarly, the holders of all subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any junior subordinated debt securities receive any payment on account of such junior subordinated debt securities, in the event:
•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or
•
that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of interest, premium (if any) and principal on and additional amounts (if any) on the junior subordinated debt securities during a continued default in payment of any senior indebtedness or subordinated indebtedness or if any event of default exists under the terms of any senior indebtedness or subordinated indebtedness.
The trustee for each series of debt securities under the subordinated debt indenture and junior subordinated debt indenture will not be deemed to owe any fiduciary duty to the holders of senior indebtedness and will not be liable to any such holders if the trustee shall in good faith mistakenly pay over or distribute to holders of subordinated indebtedness or to us or to any other person cash, property or securities to which any holders of senior indebtedness are entitled by virtue of the subordination provisions of the subordinated debt indenture and junior subordinated debt indenture or otherwise. With respect to the holders of senior indebtedness, the trustee for each series of debt securities under the subordinated debt indenture and junior subordinated debt indenture will undertake to perform only such of its covenants or obligations as are specifically set forth in such indentures and no implied covenants or obligations with respect to holders of senior indebtedness will be read into the subordinated debt indenture and junior subordinated debt indenture against such trustee.
Nothing in the subordinated debt indenture or junior subordinated debt indenture will apply to claims of, or payments to, the applicable trustee under such indentures.
Information Concerning the Trustee
The trustee, other than during the continuance of an event of default under any applicable indenture, undertakes to perform only those duties specifically set forth in the applicable indenture. Upon the occurrence of a continuing event of default under any applicable indenture, the trustee must exercise the rights and powers vested in it by the indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of such person’s own affairs in those circumstances.
Each of the indentures in the respective forms initially filed as exhibits to the Registration Statement of which this prospectus is a part contains certain limitations on the rights of the trustee, should it become a creditor of us or any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict within 90 days or resign. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business.
Each series of debt securities will be issued pursuant to (i) a company order or (ii) an indenture or a supplemental indenture thereto entered into by us, any guarantors and the trustee. The name, address and any material relationship between us and our affiliates, on the one hand, and the trustee, on the other hand, will be described in the applicable prospectus supplement or free writing prospectus pursuant to which the series of debt securities are offered.
Governing Law
Each of the indentures, the debt securities and any guarantees thereof will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following description sets forth certain general terms of our common stock and our authorized but unissued preferred stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation effective as of November 13, 2020, (the “Viatris Charter”), as amended, our Amended and Restated Bylaws, effective as of December 15, 2023 (the “Viatris Bylaws”), and the Delaware General Corporation Law (the “DGCL”) and, for any series of preferred stock, the certificate of designations relating to such particular series of preferred stock. See “Where You Can Find More Information.” The particular terms of any series of preferred stock offered by any prospectus supplement or free writing prospectus and the extent, if any, to which these general provisions may apply to that series of preferred stock will be described in the prospectus supplement or free writing prospectus relating to that series of preferred stock. Copies of the Viatris Charter and the Viatris Bylaws have been filed as exhibits to the Registration Statement of which this prospectus is a part. You are urged to read the Viatris Charter and the Viatris Bylaws in their entirety. As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Viatris,” “we” and “our” refer to Viatris Inc. and not to any of its subsidiaries.
The Viatris Charter authorizes 3,000,000,000 shares of common stock, par value $0.01 per share, and 300,000,000 shares of preferred stock, par value $0.01 per share for a total authorized share capital of $3,300,000,000.
As of May 5, 2025, there were 1,173,681,964 shares of Viatris common stock issued and outstanding, par value $0.01. All issued shares of Viatris common stock are fully paid and non-assessable.
As of May 5, 2025, there were no shares of Viatris preferred stock outstanding. The Viatris board of directors (the “Viatris Board”) may establish the rights and preferences of the preferred stock from time to time as set forth in the Viatris Charter. The Viatris Charter does not authorize any other classes of capital stock.
Common Stock
Holders of Viatris common stock are entitled to one vote per share on all matters to be voted upon by Viatris stockholders. Unless a different vote is required by law or specifically required by the Viatris Charter or the Viatris Bylaws, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter (other than the election of directors, which is described below) if a majority of votes cast on such matter by stockholders present in person or represented by proxy at the meeting and entitled to vote on such matter are in favor of such matter. Subject to the rights of the holders of any series of Viatris preferred stock to elect directors under specified circumstances, if a quorum exists at any meeting of stockholders, stockholders have approved the election of a director if a majority of the votes cast at any meeting for the election of such director are in favor of such election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors will be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. A “contested election” means any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the secretary of Viatris.
Subject to the rights of any holders of Viatris preferred stock, the holders of Viatris common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Viatris Board out of funds legally available for the payment of dividends. If Viatris liquidates, dissolves or winds up, after all liabilities and, if applicable, the holders of each series of preferred stock have been paid in full, the holders of Viatris common stock will be entitled to share ratably in all remaining assets. Viatris common stock does not have preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions are applicable to Viatris common stock. The rights, preferences and privileges of the holders of Viatris common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Viatris may designate and issue in the future.
Preferred Stock
The Viatris Board may issue shares of preferred stock in one or more series and, subject to the applicable law of the State of Delaware, the Viatris Board may set the powers, rights, preferences, qualifications, limitations and restrictions of such preferred stock. The Viatris Board has the power to issue Viatris preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of Viatris common stockholders, and the Viatris Board could take such action without stockholder approval. The issuance of Viatris preferred stock could delay or prevent a change in control of Viatris.

The terms of each series of preferred stock will be described in any prospectus supplement or free writing prospectus related to such series of preferred stock and will contain a discussion of material U.S. federal income tax considerations applicable to the preferred stock.
Anti-Takeover Effects of Various Provisions of Delaware Law, the Viatris Charter and the Viatris Bylaws
Provisions of the DGCL, the Viatris Charter and the Viatris Bylaws could make it more difficult to acquire Viatris by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids the Viatris Board may consider inadequate and to encourage persons seeking to acquire control of Viatris to first negotiate with Viatris.
Director Elections
The Viatris Charter provides that all directors shall be elected for one-year terms and shall be up for election at each successive annual meeting.
Preferred Stock
The Viatris Board has the power to issue Viatris preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of Viatris common stockholders, and the Viatris Board could take that action without stockholder approval. The issuance of Viatris preferred stock could delay or prevent a change in control of Viatris.
Board Vacancies to Be Filled by Remaining Directors and Not Stockholders
The Viatris Charter provides that any vacancies, including any newly created directorships, on the Viatris Board will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by a sole remaining director.
Removal of Directors by Stockholders
The Viatris Charter and the Viatris Bylaws provide that directors may be removed by stockholders, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote.
Special Meeting
The Viatris Bylaws provide that special meetings of the stockholders may be called by the chair of the Viatris Board, the Viatris Board pursuant to a resolution adopted by a majority of the total number of directors Viatris would have if all vacancies or unfilled directorships were filled or, subject to certain procedural requirements, the chair of the Viatris Board or the secretary of Viatris at the written request of stockholders of record owning at least 25% of the voting power entitled to vote on the matter or matters entitled to vote at the meeting.
The Viatris Bylaws do not permit a special meeting to be held at the request of stockholders if (a) the business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, the Viatris Charter or the Viatris Bylaws, (b) the Viatris Board has called for or calls for an annual meeting to be held within 90 days after the special meeting request is delivered to Viatris and the Viatris Board determines that the business of the special meeting is identical or substantially similar to an item of business of the annual meeting, (c) the business conducted at the most recent annual meeting or any special meeting held within one year included such similar business or (d) the request is delivered between 61 and 365 days after the earliest date of signature on a different request for a special meeting on the same business.
Stockholder Action
The Viatris Bylaws and the Viatris Charter do not permit stockholder action by written consent unless such written consent is granted by holders of 100% of the voting power of the outstanding shares of capital stock entitled to vote.

Advance Notice of Director Nominations and Stockholder Proposals
The Viatris Bylaws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in the Viatris Bylaws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the Viatris Board or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in the Viatris Bylaws.
To be timely, a nomination of a director by a stockholder or notice for business to be brought before an annual meeting by a stockholder must be delivered to Viatris’ secretary at Viatris’ principal executive offices not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the stockholder to be timely, it must be delivered not earlier than the 120th day before such annual meeting and not later than the close of business on the later of (a) the 90th day before such annual meeting or (b) if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Viatris.
If a special meeting of stockholders is called for the purpose of electing one or more directors, any stockholder entitled to vote may nominate a person or persons as specified in the Viatris Bylaws, but only if the stockholder notice is delivered to Viatris’ secretary at Viatris’ principal executive offices not earlier than the 120th day before such special meeting and not later than the close of business on the later of (a) the 90th day before such special meeting or (b) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Viatris Board to be elected at such meeting.
Amendments to the Viatris Charter and the Viatris Bylaws
Under the DGCL, the Viatris Charter may not be amended by stockholder action alone. Amendments to the Viatris Charter require a board resolution approved by the majority of the outstanding capital stock entitled to vote. The Viatris Bylaws may be amended by stockholders upon the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote. Subject to the right of stockholders as described in the immediately preceding sentence, the Viatris Bylaws may also be adopted, amended or repealed by the Viatris Board.
Delaware Anti-Takeover Statute
Viatris is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•
the board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder before the time that the person became an interested stockholder;

•
upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or

•	the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of Viatris.
No Cumulative Voting
The Viatris Charter prohibits cumulative voting in the election of directors.

Exclusive Forum
The Viatris Charter provides that unless Viatris otherwise consents in writing, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of Viatris, any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employees of Viatris to Viatris or its stockholders, creditors or other constituents, any action asserting a claim against Viatris or any of its directors, officers or other employees arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or the Viatris Charter or the Viatris Bylaws, any action or proceeding asserting a claim against Viatris or any of its directors, officers or other employees governed by the internal affairs doctrine or any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware. The Viatris Charter also provides that unless Viatris consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act. The enforceability of similar choice of forum provisions in other companies’ charters and bylaws has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws or otherwise, a court could find the exclusive forum provisions contained in the Viatris Charter to be inapplicable or unenforceable.
Limitations on Liability and Indemnification of Officers and Directors
The Viatris Charter includes a provision, authorized under the DGCL, that eliminates the personal liability of directors and officers for monetary damages for breach of fiduciary duty as a director or officer, as applicable, to the fullest extent permitted by the DGCL.
The Viatris Charter and the Viatris Bylaws also include provisions that require Viatris to indemnify, to the fullest extent allowable under the laws of the State of Delaware, directors or officers against monetary damages for actions taken as a director or officer of Viatris, or for serving at Viatris’ request in any capacity at another corporation or enterprise, as the case may be. The Viatris Charter and the Viatris Bylaws also provide that Viatris must indemnify and advance reasonable expenses to Viatris directors and officers, subject to Viatris’ receipt of an undertaking from the indemnified party to repay all amounts advanced if it is determined ultimately that the indemnified party is not entitled to be indemnified. We also have entered into indemnification agreements with each of our directors and certain of our officers that provide them with substantially similar indemnification rights to those provided under the Viatris Charter and the Viatris Bylaws. The Viatris Charter and the Viatris Bylaws also expressly authorize Viatris to carry directors’ and officers’ insurance to protect Viatris and its directors and officers for some liabilities. Viatris currently maintains such an insurance policy. The description of indemnity herein is merely a summary of the provisions in the Viatris Charter, the Viatris Bylaws and other indemnification agreements, and such description shall not limit or alter the provisions in the Viatris Charter, the Viatris Bylaws or other indemnification agreements.
The limitation of liability and indemnification provisions in the Viatris Charter and the Viatris Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Viatris and Viatris’ stockholders.
However, these provisions do not limit or eliminate Viatris’ rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission if a director or officer breaches their fiduciary duties. Moreover, the provisions do not alter the liability of directors or officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, Viatris pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on NASDAQ under the symbol “VTRS”.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, common stock or preferred stock and may issue warrants independently or together with debt securities, common stock or preferred stock or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under the Registration Statement of which this prospectus is a part, and is qualified in its entirety by reference to the relevant warrant agreement with respect to warrants of a particular series. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement or free writing prospectus.
Debt Warrants
The applicable prospectus supplement or free writing prospectus will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of the debt warrants;
•	the aggregate number of the debt warrants outstanding, if any;
•	the number of debt warrants being offered;
•	the price or prices at which the debt warrants will be issued;
•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;
•	the date, if any, on and after which the debt warrants and the related securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise;
•	the provisions, if any, for changes to or adjustments in the exercise price;
•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;
•	the terms, if any, on which we may accelerate the date by which the debt warrants must be exercised;
•	the minimum or maximum amount of debt warrants that may be exercised at any one time;
•	the currency for which the debt warrants may be purchased;
•	information with respect to book-entry procedures, if any;
•	the redemption or call provisions of such warrants, if any;
•	a discussion of material U.S. federal and, if applicable, Dutch income tax considerations applicable to an investment in the debt warrants; and
•	any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon such exercise, and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Equity Warrants
The applicable prospectus supplement or free writing prospectus will describe the terms of the warrants to purchase common stock or preferred stock (“equity warrants”), in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of the equity warrants;
•	the aggregate number of the equity warrants outstanding, if any;
•	the number of equity warrants being offered;
•	the price or prices at which the equity warrants will be issued;
•	the type and number of securities purchasable upon exercise of the equity warrants;
•	the date, if any, on and after which the equity warrants and the related securities will be separately transferable;
•	the price at which each security purchasable upon exercise of the equity warrants may be purchased;
•	the provisions, if any, for changes to or adjustments in the exercise price;
•	the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire;
•	whether the equity warrants or related securities will be listed on any securities exchange;
•	the currency for which the equity warrants may be purchased;
•	the terms, if any, on which we may accelerate the date by which the equity warrants must be exercised;
•	the minimum or maximum amount of equity warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution protection;
•	the redemption or call provisions of such warrants, if any;
•	a discussion of material U.S. federal income tax considerations applicable to an investment in the equity warrants; and
•	any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.
Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the common stock or preferred stock purchasable upon such exercise may be entitled.
Except as provided in the applicable prospectus supplement or free writing prospectus, the exercise price and the number of shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.
Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement or free writing prospectus, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash such number of debt securities, shares of common stock or shares of preferred stock at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement or free writing prospectus relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, warrants may be exercised at any time up to the close of business on the expiration date set forth in applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, unexercised warrants will be void.
Warrants may be exercised as set forth in the applicable prospectus supplement or free writing prospectus relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS
We may issue rights to our shareholders to purchase debt securities, common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, as specified in the applicable prospectus supplement or free writing prospectus. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following sets forth certain general terms and provisions of the rights that may be offered under the Registration Statement of which this prospectus is a part, and is qualified in its entirety by reference to the relevant rights agreement with respect to rights of a particular series. Further terms of the rights and the applicable rights agreement will be set forth in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus.
We will provide in a prospectus supplement or free writing prospectus the following terms of the rights being issued:
•	the date of determining the persons entitled to participate in the rights distribution;
•	the aggregate number of shares of the underlying securities purchasable upon exercise of the rights;
•	the exercise price;
•	the provisions, if any, for changes to or adjustments in the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire;
•	a discussion of material U.S. federal and, if applicable, Dutch income tax considerations applicable to an investment in the rights; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder of rights to purchase for cash the principal amount of debt securities, shares of common stock or shares of preferred stock at the exercise price provided in the applicable prospectus supplement or free writing prospectus. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement or free writing prospectus. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF UNITS
We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The following sets forth certain general terms and provisions of the units that may be offered under the Registration Statement of which this prospectus is a part. Further terms of the units will be set forth in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus.
When we issue units, we will provide in a prospectus supplement or free writing prospectus the following terms of the units being issued:
•	the title of any series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	information with respect to any book-entry procedures;
•	a discussion of material U.S. federal and, if applicable, Dutch income tax considerations applicable to an investment in the units;
•	whether we will apply to have the units traded on a securities exchange or securities quotation system; and
•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities under this prospectus in one or more of the following ways from time to time:
•	to or through one or more underwriters or dealers;
•	in short or long transactions;
•	directly by us or any selling securityholder to investors;
•	through agents;
•	through a combination of these methods; or
•	through any other method permitted pursuant to applicable law.
Registration of the securities covered by this prospectus and any prospectus supplement or free writing prospectus does not mean that those securities necessarily will be offered or sold. In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions, and any selling securityholder may sell under Rule 144 of the Securities Act, rather than pursuant to this prospectus.
If underwriters, dealers or agents are used in the sale, the securities will be acquired by the underwriters, dealers or agents for their own account and may be resold from time to time in one or more transactions, including:
•	in privately negotiated transactions;
•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	at prices related to those prevailing market prices; or
•	at negotiated prices.
As applicable, we and any underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement or free writing prospectus the terms and offering of securities by us or any selling securityholder, including:
•	the names of any underwriters, dealers, agents or other counterparties;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	details regarding over-allotment options under which underwriters may purchase additional securities from us or any selling securityholder, if any;
•	the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;
•	the public offering price; and
•	the securities exchanges on which such securities may be listed, if any.
We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholder or borrowed from us, any selling securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or any selling securityholder will be underwriters and will be identified in an applicable prospectus supplement or free writing prospectus. We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.
We or any selling securityholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement or free writing prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Underwriters, Dealers and Agents
If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions as described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters, dealers or agents with which we have a material relationship and will describe the nature of any such relationship in the prospectus supplement or free writing prospectus, naming any such underwriters, dealers or agents.
We or any selling securityholder may sell the securities through agents from time to time. When we or any selling securityholder sell securities through agents, the prospectus supplement or free writing prospectus will name any agent involved in the offer or sale of securities and any commissions we or any selling securityholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We or any selling securityholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or any selling securityholder at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we or any selling securityholder pay for solicitation of these contracts.
Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling securityholder and the underwriters, dealers and agents.
We or any selling securityholder may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, any selling securityholder or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, concessions, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus for any securities offered by us or any selling securityholder will identify any such underwriter, dealer or agent and describe any compensation received by them from us or any selling securityholder. Any public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.
Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.
Stabilization Activities
In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us or any selling securityholder in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us or any selling securityholder, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities.
Direct Sales
We or any selling securityholder may also sell securities directly to one or more purchasers without using underwriters, dealers or agents. In this case, no underwriters, dealers or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling securityholder may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
At-the-Market Offerings
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement or free writing prospectus.
Trading Market and Listing of Securities
Each series of securities sold pursuant to a prospectus supplement or free writing prospectus, other than our common stock which is listed on NASDAQ, will be a new issue of securities with no established trading market. We may elect to list securities other than common stock on an exchange, but unless specified in the applicable prospectus supplement or free-writing prospectus, we shall have no obligation to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS
Unless otherwise indicated in any prospectus supplement, certain legal matters regarding the securities offered hereby relating to: (i) New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, (ii) Dutch law will be passed upon for us by NautaDutilh N.V., our Dutch counsel, and (iii) Pennsylvania law will be passed upon for us by Parker Poe Adams & Bernstein LLP, our Pennsylvania counsel. If the securities are being distributed in an underwritten offering, certain legal matters regarding such securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The consolidated financial statements and the related consolidated financial statement schedules incorporated by reference into this prospectus from Viatris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 and the effectiveness of Viatris Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES
The Netherlands
Mylan II B.V. is incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Certain of Mylan II B.V.’s directors may reside outside the United States, and certain of its or such persons’ assets may be located outside the United States. As a result, it may not be possible for investors to effect service of process, including judgments, upon Mylan II B.V. or such persons outside of the Netherlands or within the United States. It may also be difficult for investors to enforce judgments obtained in courts other than Dutch courts against Mylan II B.V.
There is currently no enforcement treaty between the Netherlands and the United States. Consequently, a judgment of any court in the United States would not be automatically recognized and enforceable in the Netherlands. Without limiting the generality of the previous statement, there is doubt as to whether Dutch courts will uphold judgments predicated upon the civil liability provisions in the U.S. federal securities laws or the securities laws of any state within the United States. In order to obtain a judgment that can be enforced in the Netherlands against Mylan II B.V., the dispute will have to be re-litigated before a competent Dutch court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. Based on case law, the Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without re-examination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment was not contrary to the public policy (openbare orde) of the Netherlands and (iv) such judgment was not incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.
In addition, a Dutch court might not accept jurisdiction and impose civil liability in an action commenced in the Netherlands and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.

CERTAIN INSOLVENCY LAW CONSIDERATIONS
The Netherlands
Mylan II B.V. is incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) in the Netherlands. Provided that the center of main interest of Mylan II B.V. would deemed to be located in the Netherlands, or outside of any member state of the EU (except Denmark), proceedings by or against Mylan II B.V. may be based on Dutch insolvency laws. Dutch insolvency laws may also be applicable to secondary or territorial proceedings under the EC Regulation 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast) (the “Insolvency Regulation”). Under the Insolvency Regulation creditors are entitled to seek opening of secondary or territorial liquidation proceedings in each member state of the EU (except Denmark) where a company has an establishment, provided that if the center of main interest is deemed not to be in the Netherlands or another member state of the EU (except Denmark) the insolvency regulation may not be applicable. In other jurisdictions, provision is made for similar ancillary proceedings. Secondary or territorial proceedings under the Insolvency Regulation or similar ancillary proceedings will to a certain extent be based upon the insolvency laws of such foreign jurisdictions and will be limited to the assets of the debtor located in such foreign jurisdiction.
Dutch insolvency law differs significantly from insolvency proceedings in the United States and may make it more difficult for holders of the notes to recover the amount they would normally expect to recover in liquidation or bankruptcy proceedings in the United States. There are two primary insolvency regimes under Dutch law in respect of legal entities. The first, moratorium of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s indebtedness and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate and distribute the proceeds of the assets of a debtor to its creditors. In practice, bankruptcy proceedings may also be used to sell the business, or part of the business, as a going concern. Both insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). A general description of the principles of both insolvency regimes is set out below.
An application for a moratorium of payments can only be made by the debtor itself and on the ground that the debtor foresees to be unable to continue payments when they fall due. A moratorium could be used as a defense by the debtor against a bankruptcy application by a creditor. Once the request for a moratorium of payments is filed the court will immediately (dadelijk) grant a provisional moratorium and appoint at least one administrator (bewindvoerder) of the debtor’s estate. A court hearing of, among others, creditors is required to decide on the definitive moratorium. If a draft composition (ontwerp akkoord) is filed simultaneously with the application for moratorium of payments, the court can order that the composition will be processed before a decision about a definitive moratorium. If the composition is accepted by the creditors and subsequently irrevocably confirmed by the court (gehomologeerd), the provisional moratorium ends. The definitive moratorium will generally be granted unless (i) a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or more than one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent or (ii) there is a valid fear that the debtor will try to prejudice the creditors during a suspension of payments or if there is no prospect that the debtor will be able to satisfy its creditors in the (near) future. The moratorium of payments is only effective with regard to unsecured non-preferential creditors. Unlike Chapter 11 proceedings under United States bankruptcy law, during which both secured and unsecured creditors are generally barred from seeking to recover on their claims during a moratorium of payments, under Dutch law, secured and preferential creditors (including, among other parties, tax and social security authorities) may enforce their rights against assets of the company in moratorium of payments to satisfy their claims as if there were no moratorium of payments. A recovery under Dutch law could, therefore, involve a sale of assets that does not reflect the going concern value of the debtor. However, the court may order a freeze (afkoelingsperiode) for a maximum period of four months during which enforcement actions by secured or preferential creditors are barred. In a moratorium of payments, whether definitive or temporary, a composition (akkoord) may be offered to creditors. A composition will be binding on all unsecured and non-preferential creditors if it is (i) approved by a simple majority of the meeting of the recognized and of the admitted creditors representing at least 50% of the amount of the recognized and of the admitted claims, and (ii) subsequently irrevocably ratified (gehomologeerd) by the court. Even if the composition is not accepted by the creditors, the composition may still be accepted by a Dutch district court or, if appointed, the supervisory judge if (i) three-fourths of the admitted and recognized ordinary creditors present at the creditor’s meeting voted in favor of the composition and (ii) the non-acceptance of the composition during the creditor’s meeting is the consequence of a vote against the composition by one or more creditors who, taking into consideration all relevant circumstances, in particular the percentage that such creditor(s) would receive in case of a bankruptcy of the debtor, could not have come to the decision to vote against the composition if such creditor would have acted reasonably. Consequently, Dutch insolvency laws could preclude or inhibit the ability of the holders of the notes to effect a restructuring and could reduce the recovery of a holder of the notes in Netherlands moratorium of payments proceedings. Interest payments that fall due after the date on which a moratorium of payments is granted cannot be claimed in a composition.
Under Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the respective rank and priority of their claims. As in moratorium of payments proceedings, the court may order a freeze for a maximum of four months during which enforcement actions by secured or preferential creditors are barred unless such creditors have obtained leave for enforcement from the supervisory judge. Note that any applicable freeze does not bar creditors of the bankrupt estate (boedelschuldeisers) to take enforcement actions against the bankrupt estate if and when a claim of such creditor has become due and payable. The claim of a creditor may be limited depending on the date the claim becomes due and payable in accordance with its terms. Generally, claims of the holders of the notes that were not due and payable by their terms on the date of a bankruptcy of the relevant guarantor will be accelerated and become due and payable as of that date. Each of these claims will have to be submitted to the receiver to be verified by the receiver in accordance with the applicable provisions of the Dutch Bankruptcy Act or a collective settlement agreement (if any) within the meaning of the Dutch Act on Collective Settlement of Mass Claims (Wet collectieve afwikkeling massaschade). Verification under Dutch law means that the receiver takes a preliminary decision on the value of the claim and whether and to what extent it will be admitted in the bankruptcy proceedings. The valuation of claims that otherwise would not have been payable at the time of the bankruptcy proceedings but only would have been payable on a date one year after the date of bankruptcy may be based on a net present value analysis or collective settlement agreement (if any). Interest payments that fall due after the date of the bankruptcy cannot be verified. The existence, value and ranking of any claims submitted by the holders of the notes may be challenged in the Dutch bankruptcy proceedings. Generally, in a creditors’ meeting (verificatievergadering), the receiver, the insolvent debtor and all verified creditors may dispute the verification of claims of other creditors. In order to qualify for a distribution in the liquidation, creditors whose claims or value thereof are disputed in the creditors meeting by others than the debtor may be referred to separate court proceedings (renvooiprocedure). These renvooi procedures could cause holders of the notes to recover less than the percentage they would receive if their claim was fully acknowledged or less than they could recover in a United States liquidation. Such renvooi procedures or proceedings for granting a collective settlement agreement binding effect could also cause payments to the holders of the notes to be delayed compared with holders of undisputed claims or where no such collective settlement agreement has been concluded. Further, and unless in certain cases if the receiver in bankruptcy concluded a collective settlement agreement in a bankruptcy, a composition may be offered to creditors, which shall be binding on unsecured non-preferential creditors if (i) it is approved by a simple majority of the meeting of unsecured non-preferential creditors with admitted and provisionally admitted claims, representing at least 50% of the total amount of the admitted and provisionally admitted unsecured non preferential claims, and (ii) subsequently irrevocably ratified (gehomologeerd) by the court. Even if the composition is not accepted by the creditors, the composition may still be accepted by the Dutch district court or, if appointed, the supervisory judge if (i) three-fourths of the admitted and (provisional) recognized ordinary creditors present at the creditor’s meeting voted in favor of the composition and (ii) the nonacceptance of the composition during the creditor’s meeting is the consequence of a vote against the composition of one or more creditors that, taking into consideration all relevant circumstances, in particular the percentage that such creditor(s) would receive in case of a bankruptcy of the debtor, could not have come to the decision to vote against the composition if such creditor would have acted reasonably. The Dutch Bankruptcy Act does not in itself recognize the concept of classes of creditors. Remaining amounts, if any, after satisfaction of the creditors of the bankruptcy estate, secured and the preferential creditors, are distributed among the unsecured non-preferential creditors, which will be satisfied on a pro rata basis. Contractual subordination may to a certain extent be given effect in Dutch insolvency proceedings. The actual effect depends largely on the way such subordination is construed.
With the entry into force of the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord) (“WHOA”) on January 1, 2021, debtors now have the possibility to offer a composition outside of formal insolvency proceedings. The WHOA is inspired on the UK Scheme of Arrangements and the U.S. Chapter 11 procedure and it offers debtors additional possibilities to restructure their debt. Unlike a composition in suspension of payments and in bankruptcy proceedings, a composition under the WHOA can be offered to secured creditors as well as shareholders. Under the WHOA, proceedings can be opened for companies in financial distress, where the debtor stays in possession and can offer a composition plan to its creditors (including secured creditors and shareholders), whereby the creditors will be divided into separate classes. The WHOA also allows that group companies providing guarantees for the debtor’s obligations are included in the plan, if (i) the relevant group companies are reasonably expected to be unable to pay their debts as they fall due, (ii) they have agreed to the proposed restructuring plan insofar as it concerns their obligations and (iii) the court has jurisdiction over the relevant group companies. Under the WHOA, a debtor may offer its creditors a composition plan which may also entail a revision or release of the guarantees in place granted by group companies. It may well be that claims against Mylan II B.V. can be compromised as a result of a composition if the relevant majority of creditors within a class vote in favor of such a composition. In addition, the WHOA provides for the possibility of the composition plan to be binding on a dissenting class, i.e. cross-class cram downs. Under the WHOA, the court will confirm a composition plan if at least one class of creditors (other than a class of shareholders) that can be expected to receive a distribution in case of a bankruptcy of the debtor approves the plan, unless there is a statutory ground for refusal. The WHOA can provide for restructurings that stretch beyond Dutch borders. The WHOA will provide debtors with an option, at the beginning of the process, to choose whether the restructuring plan will be “public” or “private”. A public restructuring plan is automatically recognized under the Insolvency Regulation. A private restructuring is not, but may possibly be subject to recognition in other (EU as well as non-EU) jurisdictions on the basis of their own private international laws.
Set-off is allowed prior to the bankruptcy, although a set-off prior to bankruptcy may be subject to clawback in the case of fraudulent conveyance or bad faith in obtaining the claim used for set-off. Also, payments made prior to the bankruptcy order may be avoided in Dutch insolvency proceedings. Voluntary (onverplichte) payments made by the debtor can be avoided if the debtor knew or should have known at the moment of payment that the creditors would be prejudiced. In case of bankruptcy, knowledge exists where the parties could foresee the bankruptcy of the debtor with a reasonable amount of probability. Even payments made that were due and payable can be avoided if (i) the payee (hij die betaling ontving) knew that the application for bankruptcy of the debtor was filed at the moment of payment or (ii) the debtor and the payee engaged in this payment in a conspiracy in order to prejudice other creditors.
Under Dutch law, as soon as a debtor is declared bankrupt, all pending executions of judgments against such debtor, as well as all attachments on the debtor’s assets (other than with respect to secured creditors and certain other creditors, as described above), will be terminated by operation of law. The opening of bankruptcy proceedings and the granting of suspension of payments will have retroactive effect until 0:00h of the day that the debtor is declared bankrupt or suspension of payments is (provisionally) granted, respectively. Simultaneously with the opening of the bankruptcy, a Dutch receiver will be appointed. The proceeds resulting from the liquidation of the bankrupt estate may not be sufficient to satisfy unsecured creditors under the guarantees granted by a bankrupt guarantor after the secured and the preferential creditors have been satisfied. Litigation pending on the date of the bankruptcy order is automatically stayed.

Viatris Inc.
€   % Senior Notes due
Active Joint Book-Running Managers

BNP PARIBAS	Citigroup	Goldman Sachs & Co. LLC

Passive Joint Book-Running Managers

Barclays	Deutsche Bank	DNB Carnegie

Co-Managers

ING	J.P. Morgan	BofA Securities	Mizuho
Morgan Stanley	PNC Capital Markets LLC	SMBC	Scotiabank
Société Générale Corporate & Investment Banking	Standard Chartered Bank	Academy Securities	R. Seelaus & Co., LLC

   , 2026